                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

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Check the appropriate box:

[ ]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                               Olin Corporation
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


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   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


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[_]  Check box if any part of the fee is offset as provided by Exchange
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     was paid previously. Identify the previous filing by registration statement
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


                                 [LOGO OF OLIN]

                 501 MERRITT 7, NORWALK, CONNECTICUT 06856-4500

                                                                  March 14, 2000

Dear Olin Shareholder:

  You are cordially invited to attend our 2000 Annual Meeting of Shareholders at 10:30 a.m. on Thursday, April 27th. The meeting will be held at The Westin Stamford Hotel, One First Stamford Place, Stamford, Connecticut.

  You will find information about the meeting in the enclosed Notice and Proxy Statement.

  Ms. Suzanne D. Jaffe, whose term as a Class III Director will expire in April, has decided not to stand for re-election to the Board of Directors. The Board thanks her for her past contributions and extends its best wishes in her future endeavors.

  We are pleased to announce that Mr. Mitchell E. Daniels, Jr. and Mr. Stephen
F. Page are nominees for the first time. Mr. Daniels is Senior Vice President, Corporate Strategy and Policy of Eli Lilly and Company and Mr. Page is President and Chief Executive Officer of Otis Elevator Company.

  Please be advised that we have not planned a communications segment or any multimedia presentations for the 2000 Annual Meeting. There are four proposals being presented to the shareholders for approval this year.

  Whether or not you plan to attend, please sign and date the enclosed proxy card, and return the upper half of it in the enclosed envelope as soon as possible. If you do plan to attend, please so indicate by checking the appropriate box on the proxy card. Keep the lower half to be used as your admission card to the meeting.

  At last year's Annual Meeting more than 93% of our shares were represented in person or by proxy. We hope for the same high level of representation at this year's meeting and we urge you to return your proxy card with your voting instructions as soon as possible.

                                          Sincerely,

                                           /S/ Donald W. Griffin
                                             Donald W. Griffin
                                       Chairman, President and Chief
                                             Executive Officer


                             YOUR VOTE IS IMPORTANT

                    You are urged to sign, date and promptly
                return your proxy card in the enclosed envelope.

                               OLIN CORPORATION

                   Notice of Annual Meeting of Shareholders

                                                           Norwalk, Connecticut
                                                          March 14, 2000

  The Annual Meeting of Shareholders of OLIN CORPORATION will be held at The Westin Stamford Hotel, One First Stamford Place, Stamford, Connecticut, on Thursday, April 27, 2000, at 10:30 a.m., local time, to consider and act upon the following:

  (1) The election of three Directors.

  (2) Re-approval of the Olin Senior Management Incentive Compensation Plan, as amended.

  (3) Approval of the Olin Corporation 2000 Long Term Incentive Plan.

  (4) Ratification of the appointment of independent auditors for 2000.

  (5) Such other business as may properly come before the meeting or any adjournment thereof.

  The Board of Directors has fixed March 2, 2000, as the record date for determining shareholders entitled to notice of and to vote at the meeting.

                                      By Order of the Board of Directors:
                                      /s/ Johnnie M. Jackson, Jr.
                                      Johnnie M. Jackson, Jr.
                                              Secretary

                               OLIN CORPORATION

                                PROXY STATEMENT

                               ----------------

                        ANNUAL MEETING OF SHAREHOLDERS

                           To be Held April 27, 2000

  This Proxy Statement is furnished to the shareholders of Olin Corporation ("Olin" or the "Company") in connection with the solicitation by the Board of Directors of Olin of proxies to be voted at the Annual Meeting of Shareholders to be held on April 27, 2000, and at any adjournment thereof. Shares represented by duly executed proxies in the accompanying form received by Olin prior to the meeting will be voted at the meeting. Where a shareholder directs in the proxy a choice regarding any matter that is to be voted on, that direction will be followed. If no direction is made, proxies will be voted for the election of directors as set forth below, and in favor of each of the other matters listed in the proxy. Any person who has returned a proxy has the power to revoke it at any time before it is exercised by submitting a subsequently dated proxy, by giving notice in writing to the Secretary or by voting in person at the meeting.

  As of the date hereof, Olin does not know of any matters other than those referred to in the accompanying Notice which are to come before the meeting. If any other matters are properly presented for action, the persons named in the accompanying form of proxy will vote the proxy in accordance with their best judgment. The mailing address of Olin's principal executive office is 501 Merritt 7, PO Box 4500, Norwalk, CT 06856-4500. This Proxy Statement and the related proxy card are first being mailed to shareholders on or about March 14, 2000.

                    SHARES OUTSTANDING AND ENTITLED TO VOTE

  The close of business on March 2, 2000 has been fixed as the record date for the meeting and any adjournment thereof. As of that date, there were approximately 45,080,744 shares of Olin common stock, $1 par value ("Common Stock"), outstanding, each of which is entitled to one vote. Of those shares of Common Stock outstanding, approximately 8,594,754 shares were held in the Olin Common Stock Fund of the Olin Corporation Contributing Employee Ownership Plan ("CEOP"), all of which are held by State Street Bank and Trust Company ("State Street") as the Trustee of the CEOP. Each individual participating in the CEOP is entitled to instruct the Trustee how to vote all shares of Common Stock credited to the individual through the individual's contributions and through matching contributions by Olin. Shares of Common Stock held in the CEOP for which voting instructions are not received from CEOP participants or which are not credited to participants' accounts are voted by the Trustee in the same proportion as shares of Common Stock for which the Trustee has received instructions.

  ChaseMellon Shareholder Services, L.L.C. ("CMSS") is Olin's registrar and transfer agent. For holders of Common Stock who participate in the Automatic Dividend Reinvestment Plan offered by CMSS, CMSS will vote any shares of Common Stock that it holds for the participant's account in accordance with the proxy returned by the participant covering his or her shares of record. If a participant does not send in a proxy for shares of record, CMSS will not vote Dividend Reinvestment shares of such participant.

                           CERTAIN BENEFICIAL OWNERS

  Except as indicated below, Olin knows of no person who was the beneficial owner of more than five percent of Olin Common Stock as of December 31, 1999.

                                                 Amount and
                                                  Nature of   Percent
                                                 Beneficial     of
      Name and Address of Beneficial Owner        Ownership    Class
      ------------------------------------       -----------  -------
      State Street Bank and Trust Company
      225 Franklin Street
      Boston, MA 02110                           8,743,376(a)  19.4

      FMR Corp.
      82 Devonshire Street
      Boston, MA 02109                           5,912,700(b)  13.1

--------
(a) Olin has been advised in a Schedule 13G filing as follows with respect to these shares: As trustee of the CEOP, State Street has sole voting power over 304,815 shares, shared voting power with respect to 8,435,861 shares, sole dispositive power with respect to 8,743,276 shares and shared dispositive power with respect to 100 shares. State Street disclaims beneficial ownership of these shares.

(b) Olin has been advised in an amended Schedule 13G filing as follows with respect to these shares: FMR Corp. ("FMR") has sole voting power as to 386,400 of such shares and sole dispositive power as to all such shares. Fidelity Management & Research Company ("Fidelity") and Fidelity Management Trust Company ("FMTC") beneficially own 5,287,000 and 625,700 shares, respectively. Both are subsidiaries of FMR. Edward C. Johnson 3rd ("Johnson"), who is the Chairman of FMR has sole dispositive power with respect to 5,287,000 shares owned by the Funds. Neither Johnson nor FMR has sole voting power with respect to the shares owned by the Funds, which power rests with the Funds' Board of Trustees. Johnson and FMR, through its control of FMTC, each has sole dispositive power over 625,700 shares, sole voting power over 386,400 shares and no voting power with respect to 239,300 of the shares.

                         ITEM 1--ELECTION OF DIRECTORS

  The Board of Directors is divided into three classes with the term of office of each class being three years, ending in different years. Three persons, as set forth below under "Nominees for Three-Year Terms Expiring in 2003", have been nominated by the Board for election as Class III Directors to serve until the 2003 Annual Meeting of Shareholders and until their successors have been elected. The terms of the other directors will continue after the meeting as indicated below.

  Mr. Higgins is a director at the present time. It is not expected that any of the nominees will be unable to serve as a director but if any are unable to accept election, it is intended that shares represented by proxies in the accompanying form will be voted for the election of substitute nominees selected by the Board, unless the number of directors is reduced.

  The election of each nominee as a director requires the affirmative vote of a plurality of the votes cast in the election. Abstentions and shares held in street name ("Broker Shares") that are not voted in the election of directors will not be included in determining the number of votes cast.

                                   CLASS III
                NOMINEES FOR THREE-YEAR TERMS EXPIRING IN 2003

[PHOTO]
              MITCHELL E. DANIELS, JR., 50, is Senior Vice President of Corporate Strategy and Policy at Eli Lilly and Company. He previously served as President of North American pharmaceutical operations from 1993 to 1997. Mr. Daniels received a BA degree from the Woodrow Wilson School of Public and International Affairs at Princeton University, a JD degree from Georgetown University and honorary doctor of law degrees from the University of Indianapolis and Anderson University. From 1971 through 1982 he served Indianapolis Mayor, and now U.S. Senator, Richard G. Lugar as Chief of Staff. He was Executive Director of the National Republican Senatorial Committee in 1983 and 1984. From 1985 to 1987, he served as President Ronald Reagan's chief political advisor and as the administration's liaison to the nation's state and local officials. In 1987, he was named President and Chief Executive Officer of the Hudson Institute. Mr. Daniels is a director of Indianapolis Power and Light Company/IPALCO Enterprises, Inc.


[PHOTO]

              WILLIAM W. HIGGINS, 64, is Chairman, and a director of the Greenwich Emergency Medical Service, Greenwich, CT. Mr. Higgins retired as a Senior Vice President of The Chase Manhattan Bank, N.A. and a senior credit executive of its Institutional Bank in December 1990. He joined the bank in 1959 after receiving a BA degree from Amherst College and an MBA degree from Harvard Business School. He was appointed Assistant Treasurer in 1962, Second Vice President in 1965 and Vice President in 1968. He was appointed a Senior Vice President and a Credit Policy Executive in 1983. From 1979 to 1983, he served as Deputy Sector Credit Executive of the Corporate Industries Sector. Prior to that, he was Group Credit Officer of the Corporate Banking Department and before that District Executive of the Petroleum Division of the same Department. He is past President of the Belle Haven Landowners Association in Greenwich, a former member of the Representative Town Meeting in Greenwich, and a former trustee of the Canterbury School in New Milford, Connecticut. He is a director of The Greenwich Bank & Trust Company. Olin director since 1964; Chair of the Audit Committee and member of the Directors and Corporate Governance Committee and the Executive Committee.

[PHOTO]

              STEPHEN F. PAGE, 60, is President and Chief Executive Officer of Otis Elevator Company, a subsidiary of United Technologies Corporation (UTC), a position he has held since April 1997. He served as Executive Vice President and Chief Financial Officer of UTC until 1993. Before joining UTC, Mr. Page had a 20-year career with Black & Decker Corporation, rising to Executive Vice President and Chief Financial Officer. He joined Black & Decker following its acquisition of McCulloch Corporation, where he served as General Counsel. Previously, he was a principal of the public accounting firm now known as Deloitte & Touche. Mr. Page earned business and law degrees from Loyola Marymount University in Los Angeles, California. He is a certified public accountant and a member of the American Bar Association. Mr. Page is a regent of Loyola Marymount University, where he is also a member of the National Graduate Committee. He also serves as a director of INROADS for Greater Hartford (CT), and is a member of the National Advisory Board of the Kennedy Krieger Institute for Handicapped Children. He formerly served as a director for Loctite Corporation (NYSE) and Augat Inc. (NYSE).


  The Board recommends a vote FOR the election of Mr. Daniels and Mr. Page as Class III Directors, and the reelection of Mr. Higgins as a Class III Director.

  The terms of the following directors will continue after the meeting as indicated below.

                                    CLASS I
                   DIRECTORS WHOSE TERMS CONTINUE UNTIL 2001

[PHOTO]

              RANDALL W. LARRIMORE, 52, is President and Chief Executive Officer of United Stationers Inc., a wholesale distributor of office products, a position he has held since 1997. From 1988 until 1997, he was President and Chief Executive Officer of MasterBrand Industries, Inc., a subsidiary of Fortune Brands, Inc. He holds a BA degree from Swarthmore College and an MBA degree from the Harvard Business School. He is a member of the Executive Committee of the Office Products Council of the City of Hope, a member of the Board of Directors of United Stationers, Evanston Northwestern Healthcare, and of Students In Free Enterprise (S.I.F.E.). Olin director since 1998; Chair of the Directors and Corporate Governance Committee and member of the Compensation Committee and the Executive Committee.


[PHOTO]

              ANTHONY W. RUGGIERO, 58, is Executive Vice President and Chief Financial Officer of Olin, a position he has held since January 1999. He joined Olin in 1995 as Senior Vice President and Chief Financial Officer. Mr. Ruggiero served as Senior Vice President and Chief Financial Officer of the Readers Digest Association, Inc. from 1990 to 1995. He joined Squibb Corporation in 1969 and served as Senior Vice President and Chief Financial Officer and a Director from 1983 to 1990. He holds a BS degree from Fordham University and an MBA degree from the Columbia Business School. He is a member of the CFO Advisory Council of the Financial Executives Institute and a Director of Primex Technologies, Inc. Olin director since 1999.

                                   CLASS II
                   DIRECTORS WHOSE TERMS CONTINUE UNTIL 2002

[PHOTO]

              DONALD W. GRIFFIN, 63, is Chairman, President and Chief Executive Officer of Olin. He joined Olin in 1961 and from 1963 served in a variety of Brass Division marketing positions, including director of international business development and vice president, marketing. In 1983, he was elected a corporate Vice President and President of the Brass Group. In 1985, he was named President of the Winchester Group; in 1986, President of the Defense Systems Group; in 1987, Executive Vice President; in 1993, Vice Chairman-Operations; in 1994, President and Chief Operating Officer; in January 1996, Chief Executive Officer; and in April 1996, Chairman. He is a graduate of the University of Evansville, Evansville, IN and completed the Graduate School for Sales and Marketing Managers at Syracuse University, Syracuse, NY. Mr. Griffin is a director of A. C. Nielsen, Inc. and Eastman Chemical. He is also a director of the Sporting Arms and Ammunition Manufacturers Institute, the Wildlife Management Institute and the National Shooting Sports Foundation. He is on the Board of Trustees of the Buffalo Bill Historical Center and the University of Evansville. He is a member of the American Society of Metals, the Association of the U.S. Army and the American Defense Preparedness Association. He is a life member of the Navy League of the United States and the Surface Navy Association. Olin director since 1990; Chair of the Executive Committee.


[PHOTO]

              G. JACKSON RATCLIFFE, JR., 64, is Chairman, President and Chief Executive Officer of Hubbell Incorporated, a position he has held since 1987. He holds an AB degree from Duke University and a JD degree from the University of Virginia. Mr. Ratcliffe is a member of the Board of Directors of Hubbell, Praxair, Inc. and Sunoco, Inc.; and a member of the Board of Trustees of the Manufacturers' Alliance for Productivity and Innovation, Inc. Olin director since 1990; Chair of the Compensation Committee and member of the Directors and Corporate Governance Committee and the Executive Committee.



[PHOTO]
              RICHARD M. ROMPALA, 53, is Chairman, President and Chief Executive Officer of The Valspar Corporation, a manufacturer and distributor of paints and coatings, a position he has held since February 1998. He joined Valspar as President in 1994 and also became Chief Executive Officer in 1995. Prior to that time, Mr. Rompala served as Group Vice President-Coatings and Resins for two years and Group Vice President-Chemicals for five years at PPG Industries, Inc. Mr. Rompala holds a BA degree in Chemistry and a BS degree in Chemical Engineering from Columbia University and an MBA degree from Harvard Business School. He is a director of the Valspar Corporation. Olin director since 1998; member of the Audit Committee, Directors and Corporate Governance Committee and the Compensation Committee.

            ADDITIONAL INFORMATION REGARDING THE BOARD OF DIRECTORS

Attendance

  During 1999, the Board held ten meetings. The average attendance by directors at meetings of the Board and committees of the Board on which they served was 99%. Each director attended at least 75% of such meetings.

Committees of the Board

  The current standing committees of the Board are an Audit Committee, a Compensation Committee, a Directors and Corporate Governance Committee and an Executive Committee.

  The Audit Committee advises the Board on internal and external audit matters affecting Olin, including recommendation of the appointment of independent auditors of Olin; reviews with such auditors the scope and results of their examination of the financial statements of Olin and any investigations and surveys by such auditors; reviews reports of and audits by Olin's Internal Audit Department; and reviews the presentation of Olin's financial results. The committee also advises the Board on compliance with Olin's Standards of Ethical Business Practices, on government and other compliance programs, on corporate and governmental security matters, and monitors major litigation with a particular interest in the event there are claims that Olin has acted unethically or unlawfully. The Committee also has oversight responsibility for the implementation of the Company's Responsible Care(R) Codes and for compliance with legal mandates in the environmental, health and safety areas. During 1999, this committee held four meetings.

  The Compensation Committee sets policy, develops and monitors strategies for, and administers the programs which compensate the Chief Executive Officer ("CEO") and other senior executives. The committee approves the salary plans for the CEO and other senior executives including total direct compensation opportunity, and the mix of base salary, annual incentive standard and long-term incentive guideline award. It approves the measures, goals, objectives, weighting, payout matrices and actual payouts and certifies performance for and administers the incentive compensation plans. The committee administers stock option plans and the Long Term Incentive Plan, issues an annual report on Executive Compensation that appears in the Proxy Statement, approves Executive and Change in Control Agreements, approves and adopts new qualified and non-qualified pension plans, approves terminations of qualified and non-qualified pension plans, approves the interest rate for deferred compensation arrangements, administers the Senior Executive Pension Plan, and makes recommendations to the Board on any other matters pertaining to the pension, CEOP and other plans which the committee deems appropriate. The committee also advises the Board on the remuneration for members of the Board. During 1999, this committee held five meetings.

  The Directors and Corporate Governance Committee assists the Board of Directors in fulfilling its responsibility to the Company's shareholders relating to the selection and nomination of Directors, makes recommendations to the Board of Directors regarding the election of the Chief Executive Officer, reviews the nominees for other offices of the Company, annually evaluates the performance of the Chief Executive Officer, reviews plans for management development and succession, periodically reviews corporate governance trends, issues and best practices and makes recommendations to the Board regarding the adoption of best practices most appropriate for the governance of the affairs of the Board of Directors, recommends to the Board of Directors a slate of nominees to be proposed for election to the Board by shareholders at annual meetings and at other appropriate times, recommends individuals to fill any vacancies created on the Board of Directors, makes recommendations to the Board of Directors regarding the size and composition of the Board, the particular qualifications and experience that might be sought in Board nominees, assesses whether the qualifications and experience of candidates for nomination and renomination to the Board meet the then current needs of the Board, seeks out possible candidates for nomination and considers suggestions by shareholders, management, employees and others for candidates for nomination and renomination as Directors, reviews and makes recommendations to the Board of Directors regarding the composition, duties and responsibilities of various Board committees from time to time as may be appropriate, reviews and advises the Board on such matters as protection against liability and indemnification, and assesses and reports annually to the Board on the performance of the Board itself as a whole. During 1999, this committee held three meetings.

  The By-laws require that advance notice of nominations for the election of directors to be made by a shareholder (as distinguished from a shareholder's recommendation to the Directors and Corporate Governance Committee) be given to the Secretary of Olin no later than 90 days before the anniversary of the immediately preceeding annual meeting of shareholders, together with the name and address of the shareholder and of the person to be nominated; a representation that the shareholder is entitled to vote at the meeting and intends to appear there in person or by proxy to make the nomination; a description of arrangements or understandings between the shareholder and others pursuant to which the nomination is to be made; such other information regarding the nominee as would be required in a proxy statement filed under the Securities and Exchange Commission ("SEC") proxy rules; and the consent of the nominee to serve as a director if elected.

  The Executive Committee meets as needed in accordance with Article IV,
Section 1 of the Corporation's By-laws. During the intervals between the meetings of the Board, the Executive Committee may exercise all the power and authority of the Board (including the management, control and direction of the financial affairs of the Corporation) except with respect to those matters reserved to the Board by Virginia law, in such manner as the Executive Committee shall deem best for the interests of the Corporation, in all cases in which specific directions shall not have been given by the Board. During 1999, this committee held no meetings.

Compensation of Directors

  During 1999, each non-employee member of the Board received an annual retainer of $30,000, at least $25,000 of which was paid or credited in the form of shares of Common Stock as provided in the amended and restated 1997 Stock Plan for Nonemployee Directors (the "Directors Plan"). Each non-employee director also received 204 shares of Common Stock, with payment of such shares deferred until after such director ceases to be a member of the Board. In addition, each non-employee director who is not eligible for any other pension benefits from Olin received 500 shares of Common Stock in such director's deferred stock account. Effective January 1, 2000, non-employee directors will be credited annually with a number of shares of Common Stock with an aggregate fair market value equal to $24,000, rounded to the nearest 100 shares, (prorated based on the date the director joins the Board, for those directors serving less than a full year) in place of the 204 and 500 share grants. The Directors Plan also permits each director to elect to receive his or her meeting fees in the form of shares of Common Stock in lieu of cash and to elect to defer any stock or cash payments under the Directors Plan. In 1999, directors also could elect to receive the amount by which the annual retainer exceeds $25,000 in the form of shares of Common Stock in lieu of cash.

  Deferred cash is credited with interest quarterly and deferred shares are credited with dividend equivalents. Deferred shares are paid out in shares of Common Stock, or at the director's election in cash. The Directors Plan also holds, as "phantom" shares, the shares of Common Stock of Arch Chemicals, Inc. ("Arch Chemicals") issued to the directors as dividends on their shares of Olin Common Stock held in the Directors Plan in connection with the spin-off of Arch Chemicals. Those phantom Arch Chemicals shares are payable only in cash, unless a director elects to transfer the phantom shares into his or her Olin Common Stock account under the Directors Plan. Deferred accounts under the Directors Plan are also paid out if there is a "Change in Control" as defined in such plan.

  During 1999, directors who were not employees of Olin were paid a fee of $1,500 for each meeting of the Board and for each meeting of a committee of the Board attended, together with expenses incurred in the performance of their duties as directors. Committee chairs also received a $5,000 annual fee.

  Directors who are not officers or employees of Olin are also covered under the Company's matching gift plan whereby the Company will make a 100% match of gifts totalling up to $5,000 by the director to an eligible institution. Directors who are not officers or employees of Olin or one of its subsidiaries are covered while on Company business under Olin's business travel accident insurance policy which covers employees of the Company generally.

                 SECURITY OWNERSHIP OF DIRECTORS AND OFFICERS

  The following table sets forth the number of shares of Common Stock beneficially owned by each director and nominee for director, by the individuals named in the summary compensation table on page 12, and by all directors and current executive officers of Olin as a group, as reported to Olin by such persons as of January 15, 2000. Unless otherwise indicated in the footnotes below, the officers, directors, nominees and individuals had sole voting and investment power over such shares.

                                                       No. of
                                                       Shares         Percent of
                                                    Beneficially        Common
             Name of Beneficial Owner                Owned(a,b)        Stock(c)
             ------------------------               ------------      ----------
Mitchell E. Daniels, Jr. ..........................           0           --
Donald W. Griffin..................................     543,494(d)       1.2
William W. Higgins.................................     267,807(e)        --
Suzanne D. Jaffe...................................      17,697           --
Randall W. Larrimore...............................      10,135           --
Stephen F. Page....................................           0           --
G. Jackson Ratcliffe, Jr...........................      20,999           --
Richard M. Rompala.................................      10,156           --
Anthony W. Ruggiero................................     186,757           --
Peter C. Kosche....................................     147,224(d)        --
Thomas M. Gura.....................................      86,397           --
Joseph D. Rupp.....................................     123,261           --
Directors and executive officers as a group, in-
 cluding those named
 above (17 persons)................................ 1,691,516(d),(e)     3.7

--------
(a) Included in this table with respect to officers are shares credited under the CEOP. Also included in the case of the incumbent directors (other than Messrs. Griffin and Ruggiero) are certain shares of Common Stock credited to a deferred account for such directors pursuant to the arrangements described above under "Compensation of Directors" in the amounts of 17,275 for Mr. Higgins; 16,451 for Ms. Jaffe; 9,635 for Mr. Larrimore; 18,999 for Mr. Ratcliffe; and 9,656 for Mr. Rompala. Such shares have no voting rights.

(b) The amounts shown include shares that may be acquired within 60 days following January 15, 2000 through the exercise of stock options, as follows: Mr. Griffin, 444,134; Mr. Ruggiero, 137,641; Mr. Kosche, 100,446; Mr. Gura, 60,029; Mr. Rupp, 91,755; and all directors and executive officers as a group, including the named individuals, 1,075,339.

(c) Unless otherwise indicated, beneficial ownership of any named individual does not exceed 1% of the outstanding shares of Common Stock.

(d) Includes 24,665 shares held by a charitable foundation for which Mr. Griffin and Mr. Kosche, as individual trustees, share voting and investment power with Wachovia Bank, N. A. Mr. Griffin and Mr. Kosche disclaim beneficial ownership of such shares.

(e) Includes 18,600 shares held in three trusts of which Mr. Higgins is a co-trustee, sharing voting and investment power; 84,220 shares held in two trusts of which his spouse is beneficiary and co-trustee; and 66,974 shares held in five trusts of which Mr. Higgins is co-trustee and his children are beneficiaries; does not include 128,010 shares held in three trusts, in which his spouse has an interest. Mr. Higgins disclaims beneficial ownership of all such shares.

Section 16(a) Beneficial Ownership Reporting Compliance

  Section 16(a) of the Securities Exchange Act of 1934 requires Olin's officers and directors, and persons who own more than ten percent of a registered class of Olin's equity securities, to file reports of ownership and changes in ownership with the SEC and the New York Stock Exchange. Officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish Olin with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to Olin, or written representations that no Forms 5 were required, Olin believes that during the period January 1, 1999 to December 31, 1999, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten-percent beneficial owners were complied with, except Mr. J. Michael Waddell, a former Vice President, who did not file a Form 3 at the time he became an officer of the Corporation.

                            EXECUTIVE COMPENSATION

        Report of the Compensation Committee on Executive Compensation

Executive Compensation Program as Administered in 1999

  The Compensation Committee has established competitive total compensation opportunities (and each component thereof) for the CEO and other executive officers that are targeted to the median of a group of 21 companies (the "comparator group") that are similar in size, scope of operations and represent businesses competing in the chemicals, metals and metal products industries. Independent consultants provide the Committee with an annual assessment of Olin's relative positions within this comparator group with respect to performance and total compensation which includes each of the following components:

  . annual base salary

  . annual incentive bonus

  . long term incentive award

  Together, these three components comprise the total targeted compensation opportunity determined by the competitive analysis cited above. Once the total targeted compensation opportunity is determined for the CEO and the other named executive officers, the Compensation Committee, also with the advice of outside consultants, determines the appropriate mix of these three components, again using the competitive analysis. With the focus on creating alignment between the compensation program and shareholders' interests, the emphasis of Olin's Executive Compensation is on variable compensation. This emphasis is also consistent with competitive practice.

  The objectives of the Company's executive compensation policies and programs are to:

  . attract, motivate and retain the highest quality executives,

  . align executive interests with those of the Company's shareholders,

  . provide an incentive to executives to achieve quantifiable financial and other strategic objectives in a manner consistent with the Company's values, and

  . unite management as a team, emphasizing group results.

  The Company implemented the Economic Value Added (EVA(R)) business management system beginning in 1996 and continued to use this measurement system in 1999, as the primary basis for the annual incentive bonus plan discussed below. EVA is a method of measuring a company's financial performance by taking its operating profit after taxes and subtracting a charge for the capital employed to create the profit. EVA will be positive when a company's return on capital exceeds its cost of capital.

  EVA is a registered trademark of Stern Stewart & Company.

Base Salary

  For 1999, the CEO's base salary remained at $700,000, the same level as 1998. Factors considered by the Committee in determining his 1999 salary included analyses of the comparator group and the scope of his responsibilities following the Arch Chemicals spin-off. The foregoing factors were utilized by our outside consultants in making their recommendation to the Committee. The CEO's base salary was above the median of the comparator group in 1999.

  Similarly, there were no adjustments made to the base salaries of any of the other named executives in 1999.

Annual Incentive Bonus

  Incentive bonuses were based on two elements: (1) EVA performance of the Company and (2) performance against personal objectives. The total bonus of the CEO was determined using a weighting of 75% on EVA performance and 25% on performance against personal objectives.

  For 1999, the EVA performance element was determined using the Company's actual EVA performance versus the predetermined target. EVA performance was below the goal for 1999. Under the bonus plan, the award for EVA performance is credited to an individual's "bonus bank" from which only a predetermined portion of the bank balance is actually paid out as the bonus in a given year. For 1999, the predetermined payout percent was 33% of the bonus bank for the executive officers. The remaining balance, if any, is held in the ending bank and remains at risk. It will be available for payout over subsequent years if EVA performance is sustained. With performance below target, bank balances may become negative, in which case, they must be offset and therefore reduce future awards. This banking feature imparts a longer term component to the plan, serves to smooth out the payouts through economic cycles and provides a retention element.

  For the discretionary element of the award, the payout is determined by the Compensation Committee and is not added to the bonus bank, but is paid out in full for the year earned.

  The CEO's 1999 incentive payout was $137,500, made up entirely of the discretionary award with no payout for EVA performance. This compares to a total payout in 1998 of $324,923. His ending 1999 EVA performance-related bank balance is a negative $271,616, compared to a positive $487,384 in 1998.

  The actual bonus awards for the Executive Vice President and the Senior Vice President, Corporate Affairs were determined in a similar fashion, based on the Company's EVA performance and performance toward their personal objectives with weightings of 75% and 25% respectively. The other named executives, two Division Presidents, each had their incentive awards based on a combination of the Company's EVA and his Division's EVA performance (75% weighting) and their personal objectives (25% weighting).

Long Term Incentive Award

  As explained above, the Compensation Committee determined the long term incentive award opportunity for each named executive in early 1999. A long term incentive plan in the form of stock option grants provides the strongest and simplest linkage to shareholder interests. The CEO and other named executives received stock option grants in 1999 with an option price set at the fair market value of Common Stock on the date of the grant. These option grants vest one-third each year beginning in 2000 and have a ten year term.

Special Performance Bonuses

  From time to time, the Committee may award special performance bonuses to recognize extraordinary performance and business results. In 1999, the Committee made such a special award payment to the CEO for his leadership in implementing the spin-off of Arch Chemicals. The CEO received $150,000 as a special bonus. Two other named executives also received special awards for their work on the Arch Chemicals spin-off.

January 27, 2000

                                          G. Jackson Ratcliffe, Jr., Chairman
                                          Randall W. Larrimore
                                          Richard M. Rompala

  The following table shows for the Chief Executive Officer and the other four most highly compensated executive officers cash compensation for the fiscal years 1997-1999.

                          Summary Compensation Table

                                  Annual Compensation      Long-Term Compensation
                              --------------------------- ------------------------
                                                            Awards       Payouts
                                                          -----------  -----------
                                                  Other                                All
   Name and Principal                            Annual   Securities                  Other
     Position as of                              Compen-  Underlying      LTIP       Compen-
   December 31, 1999     Year  Salary  Bonus(a) sation(b)   Options    Payouts(c)   sation(d)
   ------------------    ---- -------- -------- --------- -----------  -----------  ---------
Donald W. Griffin....... 1999 $700,008 $287,500  $27,429      150,000      $248,250 $ 70,801
 Chairman, President &   1998  700,009  324,923   26,282      100,000       678,831   51,852
 Chief Executive Officer 1997  650,004  625,308   35,172       75,000       310,817   59,910

Anthony W. Ruggiero..... 1999 $400,008 $150,000  $34,665       60,000      $      0 $326,363
 Executive Vice          1998  387,504  132,162   25,605       40,000       252,828   34,458
  President and
 Chief Financial Officer 1997  375,000  262,404   14,491       30,000        94,296   35,605

Peter C. Kosche......... 1999 $325,008 $118,750  $27,215       40,000      $ 51,505 $ 22,791
 Senior Vice President   1998  312,504  103,878   26,064       25,000       163,798   22,400
                         1997  300,000  200,195   13,356       20,000        67,757   27,639

Thomas M. Gura.......... 1999 $275,004 $193,007  $ 6,424       30,000      $ 77,875 $ 19,154
 Vice President          1998  262,506  194,752    6,974       20,000       132,526   22,969
                         1997  230,298   90,942    7,052        6,000        56,470   23,901

Joseph D. Rupp.......... 1999 $300,000 $103,720  $ 2,226       30,000      $ 77,875 $ 16,814
 Vice President          1998  287,502   96,872    3,828       20,000       132,526   15,530
                         1997  275,004  126,555    7,052       15,000        57,077   19,503

--------
(a) Includes special performance bonuses related to work performed in connection with the spin-off of Arch Chemicals paid in 1999 in the amounts of $150,000 for the CEO, $100,000 for the CFO and $75,000 for the Senior Vice President. Bonus payments to Messrs. Griffin, Ruggiero and Kosche for the EVA Performance of the Company were $0 for 1999.
(b) Includes dividend equivalents on outstanding performance share units paid at the same rate as dividends paid on Olin Common Stock. Also includes imputed income on use of Company-provided automobiles, Company-owned airplane and investment advice.
(c) As required by Securities and Exchange Commission rules, LTIP awards are reported in the year paid rather than in the year earned, because by their nature they do not reflect performance in one particular year and often are not fully determinable until paid. LTIP payouts in 1999 included retention units for 1989-1992 which had a six-year normal retention period which accelerated to payout in 1999 prior to the spin-off of Arch Chemicals.
(d) Amounts reported in this column for 1999 are comprised of the following items:

                                        Exercise                                     Value of
                             Restricted of Arch                                    Split-Dollar
                               Stock     Stock    CEOP  Supplemental  Term Life   Life Insurance
                             Payout(1)  Options  Match    CEOP(2)    Insurance(3)  Premiums(4)
                             ---------- -------- ------ ------------ ------------ --------------
    Donald W. Griffin.......  $      0  $14,984  $4,850   $16,300       $1,390       $33,277
    Anthony W. Ruggiero.....   298,560        0   4,396     7,767        1,390        14,250
    Peter C. Kosche.........         0    1,799   4,875     4,619        1,390        10,108
    Thomas M. Gura..........         0    3,639   4,887     3,513        1,390         5,725
    Joseph D. Rupp..........         0    3,506   4,887     4,262        1,390         2,769

   --------
   (1) Reflects vesting of a portion of a restricted stock grant made to Mr. Ruggiero at the time he joined the Company in August of 1995. Mr. Ruggiero's remaining restricted stock units vest on August 30, 2000. The remaining restricted stock units consist of 4,426 shares of Olin Common Stock and 10,213 shares of Arch Chemicals stock, valued as of December 31, 1999, at $87,690 and $213,835, respectively, based on the closing prices of such shares as reported on the consolidated transaction reporting system relating to New York Stock Exchange issues. The Arch Chemicals restricted stock units are payable only in cash.
   (2) The Supplemental CEOP permits participants in the CEOP to make contributions, which Olin matches in amounts permitted by the CEOP but which would otherwise be in excess of those permitted by certain Internal Revenue Service limitations.
   (3) Under Olin's key executive insurance program, additional life insurance is provided and monthly payments are made to the spouse and dependent children of deceased participants.
   (4) The amount of the premium shown represents the full dollar amount of the premium Olin paid in 1999 for the whole life insurance and to fund the retiree death benefit. Such amounts also include retroactive premiums which Olin paid to cover a period of time during which some premiums were suspended due to the financial instability of the insurance carrier.

                              Stock Option Plans

  Under Olin's Stock Option Plans, options to purchase shares of Common Stock have been granted to key employees selected by the Compensation Committee. The option price may not be less than the fair market value of Common Stock on the date of grant and options may not be exercised later than ten years from such date. Instead of requiring an optionee to pay cash, the Compensation Committee may permit the delivery of Common Stock, valued at the fair market value on the date of exercise, in payment for the exercise price of options. Except for anti-dilution adjustments, options do not provide for repricing or adjustments to the exercise price.

  The following table sets forth as to the individuals named in the summary compensation table on page 12, information relating to options granted by Olin from January 1, 1999 through December 31, 1999.

               Option Grants of Common Stock in Last Fiscal Year

                                                       Individual Grants(a)
                         -------------------------------------------------------------------------------- ---
                         Number of    % of Total
                         Securities    Options                           Potential Realizable Value at
                         Underlying    Granted                            Assumed Rates of Stock Price
                          Options       to All                         Appreciation for Option Term(d)(e)
                          Granted     Employees    Exercise Expiration ----------------------------------
Name                       (a,b)    in Fiscal Year Price(c)    Date     0%       5%             10%
----                     ---------- -------------- -------- ---------- ------------------ ---------------
Donald W. Griffin.......  150,000        19.1       $15.85   2/08/09   $  0 $   1,495,197 $     3,789,123
Anthony W. Ruggiero.....   60,000         7.7        15.85   2/08/09      0       598,079       1,515,649
Peter C. Kosche.........   40,000         5.1        15.85   2/08/09      0       398,719       1,010,433
Thomas M. Gura..........   30,000         3.8        15.85   2/08/09      0       299,039         757,825
Joseph D. Rupp..........   30,000         3.8        15.85   2/08/09      0       299,039         757,825
All Shareholders........      N/A         N/A          N/A       N/A      0   449,176,071   1,138,300,353
All Optionees...........  784,150       100.0        15.84        (f)     0     7,811,460      19,795,773

--------
(a) Options for the five named individuals were awarded on February 9, 1999. One-third of the grant becomes exercisable annually, beginning on February 9, 2000.
(b) Under the Stock Option Plans, the Compensation Committee, in its discretion, may grant stock appreciation rights in Olin stock ("SARs") to optionees. To date, no such SARs have been granted. Each such right will relate to and have the same terms and conditions, including restrictions, as a specific option granted, together with such additional terms and conditions as the Compensation Committee may prescribe.
(c) The exercise price of the options is equal to the fair market value of Common Stock on the date of grant.
(d) No gain to the optionees is possible without appreciation in the stock price which will benefit all shareholders commensurately. The dollar amounts under these columns are the result of calculations at the 5% and 10% assumption rates set by the SEC and therefore are not intended to forecast possible future appreciation of Olin's stock price or to establish any present value of the options.
(e) Realizable values are computed based on the number of options which were granted in 1999 and which were still outstanding at year-end.
(f) The expiration dates of options granted during 1999 are February 8, 2009 and July 28, 2009.

  The following table sets forth as to the individuals named in the summary compensation table on page 12, information regarding options exercised during 1999 and the value of in-the-money outstanding options at the end of 1999.

  Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-end Option
                                    Values

                                                Number of Securities       Aggregate Value of
                                               Underlying Unexercised   Unexercised, In-the-Money
                           Shares                Options at 12/31/99     Options at 12/31/99(a)
                          Acquired    Value   ------------------------- -------------------------
Name                     on Exercise Realized Exercisable Unexercisable Exercisable Unexercisable
----                     ----------- -------- ----------- ------------- ----------- -------------
Donald W. Griffin.......       0       $ 0      335,801      241,666     $492,765     $594,375
Anthony W. Ruggiero.....       0         0       94,308      106,891            0      237,750
Peter C. Kosche.........       0         0       72,113       63,332       84,034      158,500
Thomas M. Gura..........       0         0       41,362       45,333       72,338      118,875
Joseph D. Rupp..........       0         0       70,088       48,333      101,031      118,875

--------
(a) Value was computed as the difference between the exercise price and the $19.8125 per share closing price of Olin Common Stock on December 31, 1999, as reported on the consolidated transaction reporting system relating to New York Stock Exchange issues.

                          Corporate Performance Graph

  The Olin Peer Group consists of Georgia Gulf Corporation, Pioneer Company, Brush Wellman Inc., Chase Industries Inc., Mueller Industries, Inc. and Wolverine Tube, Inc. The Olin Peer Group has been weighted in accordance with market capitalization (closing stock price multiplied by the number of shares outstanding) as of the beginning of each of the five years covered by the performance graph. The weighted return for each year was calculated by multiplying (a) the percentage that each corporation's market capitalization represented of the total market capitalization for all corporations in the Olin Peer Group for such year by (b) the total shareholder return for that corporation for such year.


              Comparison of Five Year Cumulative Total Return*
              Among Olin Corporation, The S&P Midcap 400 Index
                              and a Peer Group

                                 [LINE GRAPH]

* $100 invested on 12/31/94 in stock or index, including reinvestment of dividends. The graph reflects distributions received in connection with the spin-off of Primex Technologies, Inc. and Arch Chemicals, Inc. as a dividend. Such dividend is assumed to have been reinvested in Olin Common Stock as of January 7, 1997 and February 9, 1999, respectively.


                                             12/94 12/95 12/96 12/97 12/98 12/99
   -----------------------------------------------------------------------------
     OLIN CORPORATION.......................  100   150   157   210   131   155
     PEER GROUP.............................  100   106   108   138    86   128
     S & P MIDCAP 400.......................  100   131   156   206   236   271

Executive Agreements

  As of December 31, 1999 each of the executive officers named in the table on page 12 and three other employees had agreements with Olin which provide, among other things, that in the event of a covered termination of employment (which could include, among other things, termination of employment other than for cause and termination in lieu of other Olin severance benefits at the election of the individual to leave Olin under certain circumstances), the individual will receive a lump sum severance payment from Olin equal to 12 months' salary plus the greater of (a) the average incentive compensation award paid from Olin during the three years preceding the termination or (b) the then standard annual incentive compensation award, less any amounts payable under existing disability plans of Olin. In the event that a "Change in Control" of Olin occurs, and there is a covered termination, the individual will receive three times the severance payment. Pension credit and insurance coverage would be afforded for the period reflected in the severance payment, and in certain cases, insurance coverage will be extended beyond such period. The agreements also provide for certain outplacement services. The agreements will expire on September 30, 2002, unless prior to that date there is a "Change in Control" of Olin, in which event they will expire on the later of September 30, 2002 or three years following the date of the "Change in Control". A "Change in Control" would occur if Olin ceases to be publicly owned; 20% or more of its voting stock is acquired by others (other than an Olin employee benefit plan); the incumbent directors and their designated successors cease over a two-year period to constitute a majority of the Board; or all or substantially all of Olin's business is disposed of in a transaction in which Olin is not the surviving corporation or Olin combines with another company and is the surviving corporation (unless Olin shareholders following the transaction own more than 50% of the voting stock or other ownership interest of the surviving entity or combined company). Each agreement provides that the individual agrees to remain in Olin's employ for six months after a "Potential Change in Control" of Olin has occurred or until a Change in Control occurs and the individual retains substantially the same position as before the Potential Change in Control, whichever occurs earlier. The agreements provide that payments made thereunder or under any change in control provision of an Olin compensation or benefit plan which are subject to "excess parachute payment" tax will be increased so that the individual will receive a net payment equal to that which would have been received if such tax did not apply. Certain of Olin's benefit and compensation plans, including its EVA annual incentive bonus plan, also contain "change-in-control" provisions.

  In addition, three of the named executive officers in the table on page 12 and two other executives have retention agreements that provide them with decreasing lump-sum payments for salary and bonus as well as continuation of other benefits through the end of 2001, in the event of a covered termination. If the covered termination is the result of the executive's resignation for one of the enumerated reasons, he or she must provide at least 90 days' notice. The agreements terminate upon a Change in Control as defined above. In no event may an executive receive (under both agreements) an aggregate sum more than the maximum benefit under the Change in Control agreements described above.

Retirement Benefits

  The Olin Corporation Employees Pension Plan, together with two supplementary plans (collectively, the "Pension Plan"), provide for fixed benefits upon retirement. The normal retirement age is 65, but early retirement is available after age 55 with at least 10 years of service, at a reduced percentage of the normal retirement allowance (100% is payable if early retirement is at age
62). Directors who are not also employees of Olin are not eligible to participate in the Pension Plan. The Olin Corporation Employees Pension Plan is a tax-qualified plan, and benefits are payable only with respect to current compensation. Under one of the supplementary plans mentioned above, Olin pays a supplemental pension, based on the formula described in the next paragraph, on deferred compensation (including deferred incentive compensation). Under the other supplementary plan, Olin will pay employees affected by the limitations imposed by the Internal Revenue Code on qualified plans a supplemental pension in an annual amount equal to the reduction in pensions resulting from such limitations.

  "Compensation" for purposes of the Pension Plan represents average cash compensation per year (salary and bonus shown in the summary compensation table on page 12) received for the highest three years during the ten years up to and including the year in which an employee retires. The normal retirement allowance is 1.5% of "Compensation" as so defined multiplied by the number of years of benefit service, less a percentage of the employee's primary Social Security benefit based on years of service, not to exceed 50% of such Social Security benefit.

  Under the Senior Executive Pension Plan (the "Senior Plan"), Olin will pay retirement benefits to certain senior executives upon their retirement after age 55, with reduced benefits if retirement is prior to age 62. Under the Senior Plan, the maximum benefit will be 50% of "Compensation" (as defined above), less payments from the Pension Plan, any other Olin pension, pension benefits from other employers, and Social Security benefits. Subject to the above limitations, benefits under the Senior Plan will accrue at the rate of 3% for each year of service in a senior executive position, reduced by payments under the Pension Plan which accrued during the period the employee was in the Senior Plan and by 50% of the employee's primary social security benefit. The Senior Plan will also provide benefits to the executive's surviving spouse equal to 50% of the executive's benefits. Payment of benefits under the Senior Plan is subject to satisfaction of its service requirements and other plan provisions regarding suspension of benefit accruals and cessation of benefits. The Senior Plan and the other two plans provide that unless the participant elects installment payments, the participant will receive benefits under these plans in a lump sum upon retirement if the lump sum would exceed $100,000. The Compensation Committee may remove a participant from the Senior Plan for cause as defined in such plan.

  The Olin Corporation Employees Pension Plan provides that if, within three years following a "Change in Control" of Olin, any corporate action is taken or filing made in contemplation of, among other things, a plan termination or merger or other transfer of assets or liabilities of the plan, and such termination, merger or other event thereafter takes place, plan benefits would automatically be increased for affected participants (and retired participants) to absorb any plan surplus.

  The Senior Plan and the other two plans mentioned above provide that in the event of a "Change in Control", Olin will pay each participant a lump sum amount sufficient to purchase an annuity which (together with any monthly payment provided under trust arrangements or other annuities established or purchased by Olin to make payments under such plan) will provide the participant with the same monthly after-tax benefit as the participant would have received under the plan, based on benefits accrued thereunder to the date of the "Change in Control". The agreements described under "Executive Agreements" above provide that an executive officer who is less than age 55 at the time of a "Change in Control" will, for purposes of calculating the above lump sum payment under the Senior Plan, be treated as if he had retired at age 55, with the lump sum payment being calculated on the basis of service to the date of a "Change in Control".

  The following table shows the maximum combined amounts payable annually on normal retirement under the Pension Plan and Senior Plan. Such amounts will be reduced by Social Security benefits and the other offsets described above.

                              Pension Plan Table

                                        Years of Service
                 --------------------------------------------------------------
  Compensation   10 Years 15 years 20 Years 25 Years 30 Years 35 Years 40 Years
  ------------   -------- -------- -------- -------- -------- -------- --------
$ 200,000....... $ 60,000 $ 90,000 $100,000 $100,000 $100,000 $105,000 $120,000
  300,000.......   90,000  135,000  150,000  150,000  150,000  157,500  180,000
  400,000.......  120,000  180,000  200,000  200,000  200,000  210,000  240,000
  500,000.......  150,000  225,000  250,000  250,000  250,000  262,500  300,000
  600,000.......  180,000  270,000  300,000  300,000  300,000  315,000  360,000
  700,000.......  210,000  315,000  350,000  350,000  350,000  367,500  420,000
  800,000.......  240,000  360,000  400,000  400,000  400,000  420,000  480,000
  900,000.......  270,000  405,000  450,000  450,000  450,000  472,500  540,000
 1,000,000......  300,000  450,000  500,000  500,000  500,000  525,000  600,000
 1,100,000......  330,000  495,000  550,000  550,000  550,000  577,500  660,000
 1,200,000......  360,000  540,000  600,000  600,000  600,000  630,000  720,000
 1,300,000......  390,000  585,000  650,000  650,000  650,000  682,500  780,000
 1,400,000......  420,000  630,000  700,000  700,000  700,000  735,000  840,000
 1,500,000......  450,000  675,000  750,000  750,000  750,000  787,500  900,000
 1,600,000......  480,000  720,000  800,000  800,000  800,000  840,000  960,000

  Credited years of service for the named executive officers as of December 31, 1999 are as follows: Mr. Griffin, 38.6 years (18.8 years under the Senior
Plan); Mr. Ruggiero, 4.3 years (4.3 years under the Senior Plan); Mr. Kosche,
26.8 years (6.6 years under the Senior Plan); Mr. Gura, 31.5 years (12.4 years under the Senior Plan); and Mr. Rupp, 26.9 years (13.4 years under the Senior
Plan).

Other

  Under Olin's compensation plans and arrangements, all participants, including directors, may defer payment of salaries, director compensation and incentive compensation to cash and phantom stock accounts.

  In connection with an employment transfer to a new location, the Company loaned Mr. John L. McIntosh, Vice President and President, Chlor Alkali Products Division, $200,000 on June 10, 1998 without interest. The loan was repaid in full on August 23, 1999.

                        ITEM 2--PROPOSAL TO RE-APPROVE
      THE OLIN SENIOR MANAGEMENT INCENTIVE COMPENSATION PLAN, AS AMENDED

  The Board of Directors proposes that the shareholders re-approve the Olin Senior Management Incentive Compensation Plan, as amended ("Incentive Plan"), which provides for the awarding of cash bonuses ("Incentive Awards") to participants in the Incentive Plan. Provisions of the Incentive Plan are summarized below. The summary is not intended to be a complete description of the Incentive Plan, and you should review the entire Incentive Plan, a copy of which is included in this Proxy Statement as Exhibit A.

  On January 27, 1994, the Board adopted the Incentive Plan. The Incentive Plan was submitted to the shareholders for approval at the 1994 Annual Meeting and amendments to the Incentive Plan were submitted to shareholders for approval at the 1995 Annual Meeting.

  Section 162(m) of the Internal Revenue Code, as amended, denies the deduction for certain compensation in excess of $1 million per year paid by a publicly traded corporation to the chief executive officer and the four other most highly compensated officers. Certain types of compensation, including compensation based on performance measures, are excluded from this deduction limit. In order for compensation to qualify for this exception (i) it must be paid solely on account of the attainment of one or more performance measures,
(ii) the performance goals must be established by a Compensation Committee consisting solely of two or more outside directors, (iii) the material terms under which the compensation is to be paid, including the performance measures, must be disclosed to and approved by shareholders in a separate vote prior to payment and (iv) prior to payment, the Compensation Committee must certify that the performance goals and any other material terms were in fact satisfied. In addition, satisfaction of the requirements set forth in (iii) and (iv) above must be made conditions to the right of the executive to receive the performance-based compensation. The Incentive Plan is intended to satisfy the exclusion contained in Section 162(m).

  The effectiveness of the 1995 shareholder approval of the material terms of the Incentive Plan expires (for purposes of Section 162(m)), at the 2000 Annual Meeting of the Company's shareholders. On December 9, 1999, subject to the shareholder approval sought in this Proposal, the Board of Directors approved several minor amendments to the Incentive Plan. The amendments include:

  . deleting outdated references to actions taken in 1994,

  . simplifying the description of the procedures the Compensation Committee uses to determine the awards,

  . revising the dates by which the Compensation Committee must take specified actions to conform the dates to regulations adopted under
   Section 162(m) after 1994, and

  . a modification to the cap on compensation to a single individual in any one year, described in more detail below.

  The Board of Directors has determined that it is in Olin's best interests that awards paid under the Incentive Plan continue to be eligible to qualify as performance-based compensation under Section 162(m). As a result, the Company is now seeking shareholder re-approval of the Incentive Plan.

  Purpose. The purpose of the Incentive Plan is to compensate certain members of Olin's senior management on an individual basis for contributions to Olin and to stimulate the efforts of such members by giving them a direct financial interest in Olin's performance.

  Administration. The Incentive Plan is administered by the Compensation Committee of the Board or such other committee of the Board as the Board may from time to time designate. Such committee has sole authority to make rules and regulations for the administration of the Incentive Plan. Interpretations and decisions of such committee with regard to the Incentive Plan are final and conclusive.

  Participants. Participants for a fiscal year are those salaried employees designated as participants by the Compensation Committee on or before March 30 of that fiscal year (or a later date if permitted by tax law). Currently only Mr. Griffin and Mr. Ruggiero are designated as participants.

  Performance Measures. For each fiscal year, the Compensation Committee selects one or more of the shareholder-approved performance measures and sets the performance goals for these measures. The performance measures and the related performance goals are utilized to determine the amount of the Incentive Award payable for such fiscal year under the Incentive Plan. One or more of the performance measures are designated by the Compensation Committee for a fiscal year, provided such designation would not cause the Incentive Award to become subject to the $1 million limitation contained in Section 162(m). The permissible performance measures are Pre-Tax Profit, Earnings Per

Share, Cash Flow, Economic Value Added, Return on Capital, Return on Equity ("ROE") and Return on Net Assets ("RONA"), as defined in the Incentive Plan. For each of 1996, 1997, 1998, 1999 and 2000, the sole performance measure designated by the Compensation Committee under the Incentive Plan was Economic Value Added.

  Award Determination. On or before March 30 of each fiscal year (or such later date as permitted by tax law) for the Incentive Awards for such fiscal year, the Compensation Committee will designate or approve (i) the individuals who will be participants, (ii) the performance measures, (iii) if there is more than one performance measure, the weighting of the performance measures in determining the Incentive Award, (iv) the performance goals and payout matrix or formula for each performance measure and (v) the incentive standard award (the cash component of total targeted compensation that is tied to the performance measures) for each participant. Following the end of a fiscal year, the Compensation Committee determines the actual Incentive Award for each participant based upon the payout matrix or formula for each performance measure designated, and applying the pre-determined weighting for each performance measure if more than one was designated.

  As a condition to the right of a participant to receive an Incentive Award, the Compensation Committee first certifies, by resolution of the committee, that the Incentive Award has been determined in accordance with the provisions of the Incentive Plan. The Compensation Committee in its sole discretion may reduce any Incentive Award to any participant to any amount, including zero, prior to the certification of the amount of such Incentive Award.

  The cost to Olin of the Incentive Awards and the amounts to be paid to participants cannot be determined at this time because payout of Incentive Awards is based on Olin's future financial performance and the number of participants named by the Compensation Committee. For the same reason, the benefits or amounts that will be received by or allocated to any of Olin's Named Executive Officers are not determinable. The Incentive Plan provides, however, for a maximum amount payable to a single individual in any fiscal year under the Incentive Plan. That limit is described in the following subsection, "Maximum Award." For amounts earned under the Incentive Plan by Named Executive Officers in the fiscal year ended December 31, 1999, see the "Summary Compensation Table" under "Executive Compensation" above.

  Maximum Award. Under the amendment approved by the Board on December 9, 1999, the maximum Incentive Award paid a participant under the Incentive Plan with respect to a fiscal year may not exceed 200% of such participant's annual base salary in effect on December 1 of such fiscal year. Prior to such amendment, the cap was 100% of the base salary in effect on December 31 of the prior fiscal year.

  Payment and Deferral. Incentive Awards are paid within 75 days of the close of a fiscal year in a single, lump sum. Under certain circumstances, payment may be deferred as provided in the Incentive Plan.

  Nonexclusive. Participation in the Incentive Plan does not exclude participants from participation in any other benefit or compensation plan or arrangement of Olin, including other bonus or incentive plans.

  Federal Income Tax Information. Awards under the Incentive Plan constitute ordinary income to the participants for federal income tax purposes. Generally, Olin is required to withhold from Incentive Awards granted to employees an amount based on the amount of the award. Subject to the requirement of reasonableness, the provisions of Section 162(m) and the satisfaction of a tax reporting obligation, Olin generally will be entitled to a business expense deduction equal to the taxable ordinary income realized by the employee.

  The Board of Directors recommends a vote FOR re-approval of the Olin Senior Management Incentive Compensation Plan, as amended, because the Board believes it is in the best interest of the Company to continue to qualify performance-based compensation for deductibility under Section 162(m) in order to maximize Olin's income tax deductions. The affirmative vote of the holders of a majority of shares present in person or by proxy and entitled to vote at the meeting is necessary to re-approve the Incentive Plan. Unless otherwise instructed, proxies will be voted FOR re-approval of the Incentive Plan.

                          ITEM 3--PROPOSAL TO APPROVE
                OLIN CORPORATION 2000 LONG TERM INCENTIVE PLAN

  The Board of Directors proposes that the shareholders approve the Olin Corporation 2000 Long Term Incentive Plan (the "2000 LTIP"), as adopted by the Board on January 27, 2000.

  As explained above in "Proposal to Re-approve the Senior Management Incentive Compensation Plan, as amended," Section 162(m) denies the deduction for certain compensation in excess of $1 million per year paid by a public company to certain highly compensated officers. Certain types of compensation, including compensation based on performance measures, are excluded from this deduction limit. In order for compensation to qualify for this exception, among other things, (i) the compensation plan must provide for a limit on the compensation to be paid to each executive and (ii) the performance measures must be disclosed to and approved by shareholders in a separate vote prior to payment. As discussed below, the 2000 LTIP provides for limits on the amount of Awards to be paid to any participant.

  In an effort to comply with the provisions of Section 162(m) and to qualify Awards issuable under 2000 LTIP to certain executives as performance-based compensation eligible for exclusion from the deduction limit, the 2000 LTIP is being submitted to the shareholders for approval at the 2000 Annual Meeting. By approving the 2000 LTIP, the shareholders will among other things be approving the performance measures to be used under the 2000 LTIP.

  The 2000 LTIP provides that Awards designated by the Committee as being performance-based shall have as performance measures the same performance measures permitted under the Incentive Plan and described above under "Proposal to Re-Approve the Olin Senior Management Incentive Compensation Plan, as amended."

  The principal features of the 2000 LTIP are summarized below. The summary is not intended to be a complete description of the 2000 LTIP, and you should review the entire 2000 LTIP, a copy of which is included in this Proxy Statement as Exhibit B.

General Nature and Purpose

  The principal purposes of the 2000 LTIP are to (a) attract and keep quality employees, (b) provide competitive compensation packages to participants, (c) motivate participants to achieve long-range goals, and (d) further identify participants' interests with those of Olin's shareholders.

  Under the 2000 LTIP, a maximum of 2,250,000 shares of Common Stock is authorized for issuance upon exercise or granting of options, SARs, restricted stock, performance shares and other awards (collectively, "Awards"). As of the end of February 2000, the total number of shares available for stock option grants to Olin employees was approximately 300,000 (22,079 under the Olin 1991 Long Term Incentive Plan and 269,631 under the 1996 Stock Option Plan for Key Employees of Olin Corporation and Subsidiaries).

Administration

  A committee of the Board appointed by the Board, each of whom is both a "non-employee director" for purposes of Rule 16b-3 under the Exchange Act ("Rule 16b-3") and an "outside director" for purposes of Section 162(m) of the Code, will administer the 2000 LTIP. The full Board may also elect to administer the 2000 LTIP directly. The committee may delegate partial or full authority to one or more members of Olin's management under the 2000 LTIP, with respect to eligible employees who are not "officers" for purposes of
Section 16(b) of the Securities Exchange Act of 1934.

  Subject to the terms and conditions of the 2000 LTIP, the committee has the authority to select the employees to whom Awards are to be made, to determine the number of shares to be subject thereto and the terms and conditions thereof, and to make all other determinations and to take other actions necessary or advisable for the administration of the 2000 LTIP (other than to reprice outstanding options). The Board or the committee may at any time suspend or terminate the 2000 LTIP subject to rights under Awards previously granted, and may amend or modify the 2000 LTIP except that shareholder approval is generally required to increase the maximum number of shares subject to Awards or other Award limits, to reduce the minimum option exercise price or to permit repricing of options.

Eligibility

  Awards under the 2000 LTIP may be granted to employees of Olin (or any current or future subsidiaries) selected by the committee for participation in the 2000 LTIP.

Awards

  The 2000 LTIP provides that the committee may grant or issue stock options, SARs, restricted stock, performance shares and dividend equivalents, or any combination thereof to any eligible employee. The committee will specify the type, terms and conditions of the Award. Each such Award may be set forth in a separate agreement with the person receiving the Award.

  The 2000 LTIP provides that (a) Awards covering not more than 2,250,000 shares may be granted under the 2000 LTIP, (b) no more than 900,000 shares may be issued for Incentive Stock Options, (c) Awards of stock options and SARs to any one individual may not exceed 300,000 shares in any calendar year and Awards of Restricted Stock or Performance Shares to any one individual may not exceed 100,000 shares in any calendar year for Awards that are performance-based compensation under Section 162(m), and (d) no more than 450,000 shares may be subject to Awards for Restricted Stock or Performance Shares.

  Non-Qualified Stock Options ("NQSOs") provide for the right to purchase common stock at a specified price which may not be less than the fair market value of a share of common stock on the date of grant, (except that the exercise price for NQSOs granted to a new employee or an employee who has moved to a new job within Olin may be the fair market value on the date of hiring or promotion, if the option is granted within 90 days after such event). The option will become exercisable (at the discretion of the committee) in one or more installments on or after the grant date, subject to the participant's continued employment with Olin. NQSOs and ISOs may be granted for any term specified by the committee up to a maximum term of ten years.

  Incentive Stock Options ("ISOs") will be designed to comply with certain restrictions contained in the Code. Among such restrictions, ISOs must have an exercise price of not less than the fair market value of a share of Common Stock on the date of grant, must expire within a specified period of time following the optionee's termination of employment, and must be exercised within ten years after the date of grant. ISOs may be subsequently modified to disqualify them from treatment as ISOs. In the case of an ISO granted to an individual who owns (or is deemed to own) at least 10% of the total combined voting power of all classes of stock of Olin, the exercise price must be at least 110% of the fair market value of a share of Common Stock on the date of grant, and the ISO must expire no later than the fifth anniversary of the date of its grant.

  A restricted stock unit will entitle the holder to receive shares of Common Stock or cash at the end of a specified deferral period. The committee may issue up to an aggregate 45,000 shares of restricted stock without any minimum vesting period. Grants of restricted stock above that level must include a minimum one-year vesting period for performance-based restricted stock grants and a minimum three-year vesting period for restricted stock grants without any performance-based component. Restricted stock may be awarded and made subject to such other restrictions as may be determined by the committee. Such restrictions will lapse under such circumstances as the committee may determine, including upon the achievement of performance criteria referred to below. In general, restricted stock may not be sold, or otherwise transferred or hypothecated, until the restrictions (if any) are removed or expire. Recipients of restricted stock may have voting rights and receive dividends paid with respect to such stock prior to the time when the restrictions lapse, or the restricted stock may not be issued until the Award has vested, and, in that instance, the recipient would have no voting or dividend rights prior to the time when the vesting conditions are satisfied.

  Performance shares will provide for future issuance of shares to the recipient upon the attainment of corporate performance goals established by the committee over specified performance periods. Prior to payment of performance shares the committee will certify that the performance objectives were satisfied. Performance objectives may vary from individual to individual and will be based upon such one or more performance criteria as the committee may deem appropriate, including the criteria described above under "Proposal to Re-Approve the Olin Senior Management Incentive Compensation Plan, as amended."

  Stock appreciation rights may be granted in connection with stock options or separately, and are payable in cash. The term of a SAR may not exceed ten years. A SAR will entitle the holder to receive with respect to each share subject thereto, an amount equal to the excess of the fair market value of one share of Common Stock on the date of exercise (or, if the committee so determines, at any time during a specified period before or after the date of exercise) over the exercise price of the SAR set by the committee as the date of grant. Except as required by Section 162(m), there are no restrictions specified in the 2000 LTIP on the amount of gain realizable from the exercise of SARs, although restrictions may be imposed by the committee.

  Dividend equivalents represent the value of any dividends per share paid by Olin, calculated with reference to the number of shares covered by the Awards held by the participant. This value is converted into cash or additional shares of Common Stock, as determined by the committee. Payment may be made concurrently with actual dividend payments, or may be deferred, at the election of the committee.

General

  Method of Exercise. To exercise an option, the optionee must deliver to Olin a notice of exercise and full payment for the shares. The option price may be paid in cash, or by tendering shares of Common Stock already issued or issuable upon exercise of the option or by any other form of payment which is approved by the committee and is consistent with the 2000 LTIP or applicable law, or by any combination of the above.

  Termination of Employment. Awards terminate upon termination of the participant's employment by Olin for cause or by the employee without Olin's written consent. Vested options held at the time an optionee's employment terminates for any other reason may be exercised for three months after termination, or such longer period as the committee provides. In no event, however, can an option be extended beyond the expiration date.

  Non-Compete. If a participant renders service to a competitor of Olin, or discloses confidential information without Olin's consent, or violates other terms of the 2000 LTIP, the committee may terminate any unvested, unpaid or deferred Awards held by the participant, or may require the participant to forfeit benefits received under the 2000 LTIP within the six months prior to such action.

  Non-Transferability. Options may be transferred only by will or by the laws of descent and distribution, and during a participant's lifetime are exercisable only by the participant. However, the committee may in its discretion permit transfers by gift to a member of the holder's family members or related entities or pursuant to certain domestic relations orders.

  Acceleration of Awards. The vesting of Awards will be accelerated in the event of Change of Control of Olin. A "Change in Control" occurs if:

  . Olin ceases to be publicly owned with at least 1,000 shareholders;

  . a person or group of persons other than Olin, a majority-owned subsidiary or an employee benefit plan (or related trust) of Olin or such a subsidiary becomes the beneficial owner (as that term is defined under Rule 13d-3 of the Securities Exchange Act of 1934, as amended), of 20% or more of Olin's then-outstanding voting stock;

  . during any period of two consecutive years, persons who, at the beginning of such period constitute Olin's Board of Directors, together with any new directors whose election or nomination was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination was previously so approved, cease for any reason to constitute a majority of the directors then in office;

  . all or substantially all of Olin's business is disposed of, unless Olin is the surviving corporation of any such transaction or the shareholders of Olin immediately after the transaction own more than 50% of the aggregate voting interests of the surviving entity; or

  . Olin's shareholders approve (i) a sale of all or substantially all of Olin's assets or (ii) a liquidation or dissolution of Olin.

  If a participant in the 2000 LTIP is subject to excise tax on any benefits or payments received under the 2000 LTIP as a result of the "parachute tax" provisions of the Internal Revenue Code, Olin will make a payment to such participant to compensate him or her for such excise tax unless a compensating payment for excise tax on benefits under the 2000 LTIP is made under another benefit or employment plan or agreement.

  Adjustments Upon Change in Capitalization. If the outstanding shares of Common Stock are changed into or exchanged for a different number or kind of shares of Olin or other securities of Olin by reason of merger, consolidation, recapitalization, stock split, stock dividend, combination or exchange of shares, split-up, split-off, spin-off or other similar change in capitalization or any distribution to shareholders other than cash dividends, the committee will make an appropriate and equitable adjustment in the number, kind and prices of shares as to which all outstanding Awards will be exercisable, and in the number and kind of shares for shares subject to Awards which may be awarded, including adjustments of the limitations on the maximum number and kind of shares subject to the Award Limits.

Benefits Under 2000 LTIP

  No Awards have been granted under the 2000 LTIP, so that benefits accruing pursuant to the 2000 LTIP are not presently determinable.

Federal Income Tax Consequences

  The 2000 LTIP is neither a qualified pension, profit sharing or stock bonus plan under Section 401(a) of the Code nor an "employee benefit plan" subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). The following discussion is a general summary of the material federal income tax consequences that are generally applicable to participants in the 2000 LTIP. The discussion is based on the Code, regulations thereunder and rulings and decisions now in effect, all of which are subject to change. The summary does not discuss all aspects of federal income taxation that may be relevant to a particular participant in light of that participant's personal investment circumstances.

  Non-Qualified Stock Options. The grant of a NQSO is generally not a taxable event either for the optionee or for Olin. Upon exercise of a NQSO, the optionee generally will recognize ordinary income in an amount equal to the excess of the fair market value of the shares of Common Stock acquired upon exercise, determined at the date of exercise, over the exercise price of such option. Subject to Section 162(m), Olin will be entitled to a business expense deduction equal to such amount in the fiscal year of Olin in which the optionee exercises the NQSO. The ordinary income recognized by the optionee is subject to income and employment tax withholding. The optionee's tax basis in the shares acquired pursuant to the exercise of a NQSO will be equal to the option price paid plus the amount of ordinary income recognized upon exercise. Any gain or loss on a disposition of the Common Stock acquired upon the exercise of a non-qualified stock option will be treated as short-term or long-term capital gain or loss, subject to income taxation at short-term, mid-term or long-term capital gains rates depending on the holding period of the optionee measured from the date of the exercise of such option. There are generally no federal income tax consequences to Olin by reason of the disposition by an optionee of Common Stock acquired upon the exercise of a NQSO. If an optionee elects to defer receipt of shares upon exercise (provided the committee permits such election), the optionee will recognize ordinary income and Olin will be entitled to a business expense deduction when the shares are received, in each case based on the fair market value of the shares issued, determined at the date the shares are received.

  If an optionee delivers previously acquired shares of Common Stock of Olin to pay the option price upon exercise of a NQSO, the shares of Common Stock so acquired that are equal in fair market value to the shares surrendered, measured at the date of exercise, generally will qualify for nonrecognition of gain. The tax basis of such shares will be equal to the optionee's basis in the shares surrendered, and the holding period for purposes of determining capital gain or loss treatment with respect to subsequent appreciation or depreciation will be measured to include the optionee's holding period with respect to the surrendered shares. Shares of Common Stock so acquired that exceed the fair market value of the shares surrendered will be taxable as ordinary income to the optionee. Olin will be subject to a withholding obligation for income and employment taxes with respect to the amount of ordinary income recognized by the optionee and will be entitled to a deduction equal to the amount of such ordinary income. The optionee's tax basis in such shares will be equal to the amount of ordinary income so recognized, and the holding period for subsequent capital gain (or loss) will be measured from the exercise date.

  Incentive Stock Options. Generally, an optionee recognizes no taxable income upon the grant or exercise of an ISO that meets the requirements of Section 422 of the Code. However, the amount by which the fair market value of the Common Stock acquired at the time of exercise exceeds the option exercise price (the "spread") is taken into account in determining the amount, if any, of the alternative minimum tax due from the optionee in the year in which the option is exercised. In addition, if the optionee exercises the option by paying the option price with shares of Common Stock, the transfer of such Common Stock may result in taxable income to the optionee even though the transfer itself will not affect the favorable tax treatment of the Common Stock received as a result of exercising the option.

  If an optionee holds the Common Stock acquired through the exercise of an incentive stock option for more than two years from the date on which the option was granted and more than one year from the date on which the option was exercised, and if the optionee is an employee of Olin at all times from the date of the grant of the ISO through the date that is three months before the date of exercise, any gain or loss on the subsequent disposition of such Common Stock will be taxed to such optionee as long-term capital gain or loss equal to the difference between the consideration received upon such disposition and the option exercise price.

  Generally, if an optionee disposes of the Common Stock received on exercise of an ISO less than two years after the date the option was granted or less than one year after the date the option was exercised, it is considered to be a "disqualifying disposition." At the time of such disqualifying disposition, the optionee will recognize ordinary income in an amount equal to the lesser of (i) the fair market value of the Common Stock on the date of exercise over the option exercise price, or (ii) the amount received for the Common Stock over the option exercise price. Any gain in excess of this amount will be taxed as capital gain.

  To the extent that an optionee recognizes ordinary income by reason of a disqualifying disposition of Common Stock acquired upon the exercise of any ISO, Olin generally will be entitled to a corresponding business expense deduction in the fiscal year of Olin in which the disqualifying disposition occurs, subject to Section 162(m).

  Restricted Stock. A holder of restricted stock generally will recognize ordinary income in an amount equal to the excess of the fair market value of the Common Stock (determined without regard to any restrictions other than those that by their terms never lapse) over the amount, if any, paid for the Common Stock on the earlier of the date on which (i) the Common Stock is no longer subject to a substantial risk of forfeiture or (ii) is transferable (without the transferee being subject to a substantial risk of forfeiture). If, as of such date, the holder cannot sell the Common Stock without incurring liability under Section 16(b) of the Exchange Act, the holder generally will not recognize ordinary income with respect to the receipt of the Common Stock until such time as the holder can sell the Common Stock without incurring liability under Section 16(b) of the Exchange Act. For purposes of determining the holder's income resulting from the receipt of the Common Stock, the fair market value will be determined as of that date.

  In the alternative, if the holder files an election with the Internal Revenue Service pursuant to Section 83(b) of the Code within 30 days of the receipt of the Common Stock pursuant to an award of restricted stock, the holder will be taxed in the year the Common Stock is received on the difference between the fair market value of the Common Stock at the time of receipt and the amount paid for the Common Stock, if any. This amount will be taxed as ordinary income. If shares with respect to which a Section 83(b) election has been made are later forfeited, the holder generally will be entitled to a capital loss only in an amount equal to the amount, if any, that the holder had paid for the forfeited shares, not the amount that the holder had recognized as income as a result of the Section 83(b) election. Subject to
Section 162(m), Olin is entitled to a business expense deduction that corresponds to the amount of ordinary income recognized by the holder in the fiscal year of Olin in which such ordinary income is recognized by the holder.

  Stock Appreciation Rights. Generally, the holder of a stock appreciation right recognizes no income upon the grant of a SAR. Upon exercise, the holder will recognize as ordinary income the excess of the value of the SAR on the date of exercise over the value as of the date of grant. If the SAR is paid in cash, the appreciation is taxable under Section 61 of the Code. If the committee determines to transfer shares of Common Stock to the holder in full or partial payment of the appreciation, the fair market value of the Common Stock so received over the amount paid therefor by the holder, if any, is taxable as ordinary income under Section 83 of the Code as of the date the SAR is exercised. Subject to Section 162(m), Olin is entitled to a business expense deduction that corresponds to the amount of ordinary income recognized by the holder in the fiscal year of Olin in which the SAR is exercised.

  Dividend Equivalents and Deferred Payments of Restricted Stock. In general, recipients of dividend equivalents, and deferred payments of restricted stock are taxable under Section 83 of the Code upon the receipt of Common Stock or under Section 61 of the Code upon the receipt of cash, as applicable. Subject to Section 162(m), Olin is entitled to a business expense deduction that corresponds to the amount of ordinary income recognized by the recipient of the Award.

Payment of Withholding Taxes

  Olin may withhold, or require a participant to remit to Olin an amount sufficient to satisfy any federal, state or local withholding tax requirements associated with Awards under the 2000 LTIP.

Vote Required for Approval

  The affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on this matter is required for this proposal to be adopted.

  The Board of Directors recommends a vote FOR approval of the Olin Corporation 2000 Long Term Incentive Plan.

        ITEM 4--PROPOSAL TO RATIFY APPOINTMENT OF INDEPENDENT AUDITORS

  The Board of Directors has appointed the firm of KPMG LLP as independent auditors of Olin for the year 2000. The appointment of this firm was recommended to the Board by its Audit Committee.

  The submission of this matter to shareholders at the Annual Meeting is not required by law or by the By-laws. The Board of Directors of Olin is, nevertheless, submitting it to the shareholders to ascertain their views. If this appointment is not ratified at the Annual Meeting, the Board of Directors intends to reconsider its appointment of KPMG LLP as independent auditors.

  A representative of KPMG LLP is expected to be present at the Annual Meeting and will have an opportunity to make a statement if he or she desires to do so, and to respond to appropriate questions.

  The ratification of the appointment of independent auditors for 2000 requires that the votes cast in favor of the ratification exceed the votes cast opposing such ratification. Abstentions and Broker Shares that are not voted will not be included in determining the number of votes cast.

  The Board of Directors recommends a vote FOR the ratification of the appointment of KPMG LLP as Olin's independent auditors for 2000.

                                 MISCELLANEOUS

  Olin will pay the entire expense of this solicitation of proxies.

  Georgeson Shareholder Communications Inc. ("Georgeson"), New York, New York, will solicit proxies by personal interview, mail, telephone and telegraph, and will request brokerage houses and other custodians, nominees and fiduciaries to forward soliciting material to the beneficial owners of the Common Stock held of record by such persons. Olin will pay Georgeson approximately $12,500 for its services and will reimburse Georgeson for payments made to brokers and other nominees for their expenses in forwarding soliciting material. In addition, proxies may be solicited by personal interview, telephone and telegram by directors, officers and employees of Olin.

Shareholder Proposals

  Proposals of shareholders intended to be presented to Olin's 2001 Annual Meeting of Shareholders must be received at Olin's principal executive offices by November 14, 2000 for inclusion in Olin's proxy statement and form of proxy for that meeting. All such proposals must be in writing and addressed to the Corporate Secretary, Olin Corporation, 501 Merritt 7, PO Box 4500, Norwalk, CT 06856-4500. In addition, under Olin's By-laws, in order for nominations for directors or other business proposals to be properly brought before the 2001 Annual Meeting by a shareholder, such shareholder must have delivered (in the manner specified in the By-laws) a notice in writing to the Corporate Secretary of Olin no later than January 27, 2001. The notice must contain the information required by the By-laws.

                                          By Order of the Board of Directors:


                                          /S/ Johnnie M. Jackson, Jr.

                                          Johnnie M. Jackson, Jr.
                                                Secretary

Dated: March 14, 2000

                                                                      Exhibit A

              OLIN SENIOR MANAGEMENT INCENTIVE COMPENSATION PLAN

                     (As Amended through December 9, 1999)

  Section 1. Purpose. The purposes of the Olin Senior Management Incentive Compensation Plan (the "Plan") are (i) to compensate certain members of senior management of Olin Corporation (the "Company") on an individual basis for significant contributions to the Company and its subsidiaries and (ii) to stimulate the efforts of such members by giving them a direct financial interest in the performance of the Company.

  Section 2. Definitions. The following terms utilized in this Plan shall have the following meanings:

    "Cash Flow" shall mean consolidated net income of the Company, before the after-tax effect of any special charge or gain or cumulative effect of any change in accounting, plus depreciation and amortization, less capital and investment spending and plus or minus changes in working capital.

    "Committee" shall mean the Compensation Committee of the Board of Directors of the Company or such other committee of such Board as such Board may from time to time designate.

    "Consolidated Net Assets" shall mean consolidated total assets of the Company less total non-interest bearing liabilities.

    "Earnings Per Share" shall mean for a fiscal year consolidated net income of the Company before the after-tax effect of any special charge or gain or cumulative effect of a change in accounting, divided by the weighted average number of shares of common stock outstanding on a fully diluted basis.

    "Economic Value Added" means the Company's consolidated sales less its operating costs (including tax) less a capital charge based on the Company's cost of capital on assets employed in the business.

    "Participant" shall mean for a fiscal year each salaried employee who is designated as a Participant by the Committee on or before March 30 of such fiscal year (or such later date, if any, as permitted by Section 162(m)).

    "Performance Measures" shall mean for a fiscal year one or more of the following, as designated by the Committee for such fiscal year: Pre-Tax Profit, Earnings Per Share, Cash Flow, Economic Value Added, ROE, Return on Capital and RONA, provided such designation would not subject any Incentive Award to Section 162(m).

    "Pre-Tax Profit" shall mean for a fiscal year the consolidated income before taxes of the Company, before any special charges or gains.

    "Return on Capital" shall mean consolidated net income of the Company plus after-tax interest expense and the after-tax effect of any special charge or gain and any cumulative effect of a change in accounting, divided by average Consolidated Net Assets.

    "ROE" shall mean consolidated net income of the Company before the after-tax effect of any special charge or gain and any cumulative effect of any change in accounting, divided by average shareholders' equity.

    "RONA" shall mean Pre-tax Profit before interest expense divided by average Consolidated Net Assets.

    "Section 162(m)" shall mean Section 162(m) of the Internal Revenue Code of 1986, and the regulations promulgated thereunder, all as amended from time to time.

  Section 3. Term. The Plan, as amended, shall be effective as of January 1, 2000 (the "Effective Date"), and the amended Plan shall be applicable for all future fiscal years of the Company unless amended or terminated by the Company pursuant to Section 7.

  Section 4. Incentive Award.

    4.1 For each fiscal year of the Company, each Participant may be entitled to receive an award payable in cash ("Incentive Award") in an amount determined by the Committee as provided in this Plan. On or before March 30 of such fiscal year (or such later date, if any, as permitted by Section 162(m)), for the Incentive Awards for such fiscal year, the Committee will designate or approve (i) the individuals who will be Participants in the Plan, if any, (ii) the Performance Measures, (iii) if there is more than one Performance Measure, the weighting of the Performance Measures in determining the Incentive Award, (iv) the performance goals and payout matrix or formula for each Performance Measure and (v) the incentive standard award (the cash component of a Participant's total targeted compensation tied to the Performance Measures) for each Participant. Following the end of a fiscal year, the Committee shall determine the Incentive Award for each Participant based upon the payout matrix or formula for each Performance Measure designated, applying the pre-determined weighting for each Performance Measure, if more than one.

    Notwithstanding anything contained in this Plan to the contrary, the Committee in its sole discretion may reduce any Incentive Award to any Participant to any amount, including zero, prior to the certification by resolution of the Committee of the amount of such Incentive Award.

    As a condition to the right of a Participant to receive an Incentive Award, the Committee shall first certify, by resolution of the Committee, that the Incentive Award has been determined in accordance with the provisions of this Plan.

    Incentive Awards for a fiscal year shall be determined as soon as practicable after such fiscal year and shall be paid no later than 75 days following such fiscal year unless deferred as provided in Section 4.3 hereof. The maximum Incentive Award paid a Participant under this Plan with respect to a fiscal year may not exceed 200% of such Participant's annual base salary in effect on December 1 of such fiscal year.

    4.2 A Participant whose employment terminates with cause or without the Committee's written consent during a fiscal year shall forfeit such Participant's Incentive Award for such fiscal year.

    4.3 Incentive Awards shall be payable in a single, lump sum. However, the Committee may in its discretion elect to defer payment of any Incentive Award until such date before or after retirement as a Participant may request upon such terms and conditions as may be approved or established by the Committee in its sole judgment; provided that deferrals in the form of phantom stock shall be paid only in the form of cash and on a fixed date or dates at least six months after the grant of the Incentive Award or incident to death, retirement, disability or termination of employment. Such terms may include the payment of interest or dividend equivalents on deferred amounts.

    4.4 The Company shall withhold from any Incentive Award or payments made or to be made under this Plan any amount of withholding taxes due in respect of an Incentive Award, its deferral or payment.

    4.5 Participation in this Plan does not exclude Participants from participation in any other benefit or compensation plans or arrangements of the Company, including other bonus or incentive plans.

  Section 5. Administration and Interpretation. The Plan shall be administered by the Committee, which shall have the sole authority to make rules and regulations for the administration of the Plan. The interpretations and decisions of the Committee with regard to the Plan shall be final and conclusive. The Committee may request advice or assistance or employ such persons (including, without limitation, legal counsel and accountants) as it deems necessary for the proper administration of the Plan.

  Section 6. Administrative Expenses. Any expense incurred in the administration of the Plan shall be borne by the Company out of its general funds.

  Section 7. Amendment or Termination. The Committee of the Company may from time to time amend the Plan in any respect or terminate the Plan in whole or in part, provided that no such action shall increase the amount of any Incentive Award for which performance goals have been established but which has not yet been earned or paid; provided further that such action will not cause an Incentive Award to become subject to the deduction limitations contained in Section 162(m).

  Section 8. No Assignment. The rights hereunder, including without limitation rights to receive an Incentive Award, shall not be pledged, assigned, transferred, encumbered or hypothecated by an employee of the Company, and during the lifetime of any Participant any payment of an Incentive Award shall be payable only to such Participant. A Participant, however, may designate in writing at any time and from time to time one or more beneficiaries to receive the payment of any deferred Incentive Award in the event of the Participant's death; provided such designation is received by the Company prior to such death.

  Section 9. The Company. For purposes of this Plan, the "Company" shall include the successors and assigns of the Company, and this Plan shall be binding on any corporation or other person with which the Company is merged or consolidated.

  Section 10. Stockholder Approval. This Plan, as amended, shall be subject to approval by a vote of the stockholders of the Company at the 2000 Annual Meeting, and such stockholder approval shall be a condition to the right of a Participant to receive any benefits hereunder for any fiscal year beginning on or after the Effective Date.

  Section 11. No Right to Employment. The designation of an employee as a Participant or grant of an Incentive Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any affiliate or subsidiary.

  Section 12. Governing Law. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Connecticut and applicable federal law.

  Section 13. No Trust. Neither the Plan nor any Incentive Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Participant. To the extent any Participant acquires a right to receive payments from the Company in respect to any Incentive Award, such right shall be no greater than the right of any unsecured general creditor of the Company.

  Section 14. Section 162(m). It is the intention of the Company that all payments made under the Plan be excluded from the deduction limitations contained in Section 162(m). Therefore, if any Plan provision is found not to be in compliance with the "performance-based" compensation exception contained in Section 162(m), that provision shall be deemed amended so that the Plan does so comply to the extent permitted by law and deemed advisable by the Committee, and in all events the Plan shall be construed in favor of its meeting the "performance-based" compensation exception contained in Section 162(m).

                                                                      Exhibit B

                               OLIN CORPORATION
                         2000 LONG TERM INCENTIVE PLAN

  Section 1. Purpose.

  The general purposes of the Olin Corporation 2000 Long Term Incentive Plan (the "Plan") are to (i) attract and retain persons eligible to participate in the Plan; (ii) motivate Participants, by means of appropriate incentives, to achieve long-range goals; (iii) provide incentive compensation opportunities that are competitive with those of other similar companies; and (iv) further identify Participants' interests with those of other shareholders of Olin Corporation (together with any successor, "Olin") through compensation that is based on Olin's common stock; and thereby promote the long-term financial interest of Olin and its Affiliates, including growth in the value of Olin's equity and enhancement of long-term shareholder return.

  Section 2. Definitions.

  As used in the Plan:

  (a) "Affiliate" means any corporation, partnership, joint venture or other entity during any period in which Olin owns, directly or indirectly, at least 50% of the total voting or profits interest.

  (b) "Award" means any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Share or Dividend Equivalent granted under the Plan.

  (c) "Award Agreement" means any written agreement or other instrument or document evidencing an Award granted under the Plan. The terms of any plan or guideline adopted by the Board or the Committee and applicable to an Award shall be deemed incorporated in and a part of the related Award Agreement.

  (d) "Board" means the Board of Directors of Olin.

  (e) "Cash Flow" means consolidated net income of Olin, before the after-tax effect of any special charge or gain or cumulative effect of any change in accounting, plus depreciation and amortization, less capital and investment spending and plus or minus changes in working capital.

  (f) "Code" means the Internal Revenue Code of 1986, as amended. A reference to any provision of the Code shall include reference to any successor provision of the Code.

  (g) "Committee" means a committee of the Board designated by the Board to administer the Plan, each member of which is an "outside director" for purposes of Section 162(m) of the Code and a "non-employee director" for the purpose of Rule 16b-3, and, to the extent the Committee delegates authority to one or more individuals in accordance with the Plan, such individual(s).

  (h) "Dividend Equivalent" means any right granted under Section 6(c)(ii) of the Plan.

  (i) "Earnings Per Share" means, for a fiscal year, consolidated net income of Olin before the after-tax effect of any special charge or gain or cumulative effect of a change in accounting, divided by the weighted average number of shares of common stock outstanding, on a fully diluted basis.

  (j) "Economic Value Added" means Olin's consolidated sales less its operating costs (including tax) less a capital charge based on Olin's cost of capital on assets employed in the business.

  (k) "Employee" means any employee of Olin or of an Affiliate.

  (l) "Fair Market Value" means, with respect to shares of Olin common stock, the mean of the high and low per share sales prices of such common stock as reported on the consolidated transaction reporting system for New York Stock Exchange issues as of the relevant date, or the last preceding trading date, if such Shares were not traded on such date, and, with respect to any other property (including, without limitation, securities other than Shares), the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee.

  (m) "Family Member" means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationship, or any person sharing the Participant's household, other than a tenant or employee.

  (n) "Incentive Stock Option" means an option to purchase Shares granted under the Plan that is intended to meet the requirements of Section 422 of the Code.

  (o) "Non-Qualified Stock Option" means an option to purchase Shares granted under the Plan that is not intended to be an Incentive Stock Option.

  (p) "Option" means an Incentive Stock Option or a Non-Qualified Stock
      Option.

  (q) "Participant" means an Employee granted an Award under the Plan.

  (r) "Performance Share" means any grant of a right to receive Shares which is contingent on the achievement of performance or other objectives during a specified period.

  (s) "Person" means any individual, corporation, partnership, limited liability company, association, joint venture, stock company, trust, unincorporated organization, or government or political subdivision thereof.

  (t) "Pre-Tax Profit" means, for a fiscal year, the consolidated income before taxes of Olin, before any special charges or gains.

  (u) "Released Securities" means securities that were Restricted Securities with respect to which all applicable restrictions imposed under the terms of the relevant Award have expired, lapsed or been waived or satisfied.

  (v) "Restricted Securities" means Awards of Restricted Stock or other Awards under which outstanding Shares are held subject to certain restrictions.

  (w) "Restricted Stock" means any grant of Shares, and "Restricted Stock Unit" means the grant of a right to receive Shares in the future, with such Shares or right to future delivery of Shares subject to a risk of forfeiture or other restrictions that will lapse upon the achievement of one or more goals relating to completion of service by the Participant, or achievement of performance or other objectives, as determined by the Committee.

  (x) "Return on Capital" means consolidated net income of Olin plus after-tax interest expense and the after-tax effect of any special charge or gain and any cumulative effect of a change in accounting, divided by average consolidated total assets of Olin less total non-interest-bearing liabilities.

  (y) "ROE" shall mean the consolidated net income of Olin before the after tax effect of any special charge or gain and any cumulative effect of any change in accounting, divided by average shareholders equity.

  (z) "RONA" means Pre-tax Profit before interest expense divided by average consolidated total assets of Olin less total non-interest-bearing liabilities.

  (aa) "Rule 16b-3" means Rule 16b-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, or any successor rule.

  (bb) "Shares" means the common stock of Olin and such other securities or property as may become the subject of Awards pursuant to an adjustment made under Section 4(b) of the Plan.

  (cc) "Stock Appreciation Right" or "SAR" means any such right granted under
       Section 6(b) of the Plan.

  Section 3. Administration.

  (a) Powers of Committee. The Plan shall be administered by the Committee which shall have full power and authority to: (i) designate Participants; (ii) determine the Awards to be granted to Participants;
      (iii) determine the number of Shares (or securities convertible into Shares) to be covered by Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards, or other property, or canceled, substituted, forfeited or suspended, and the method or methods by which Awards may be settled, exercised, canceled, substituted, forfeited or suspended, provided that no such action will result in repricing of Options prohibited by Section 6(f)(ii); (vi) determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, other property and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the Participant or of the Committee; (vii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (viii) establish, amend, suspend or waive such rules and guidelines and appoint such agents as it shall deem appropriate for the administration of the Plan; and (ix) make any other determination and take any other action that it deems necessary or desirable for such administration.

  (b) Committee Discretion. All designations, determinations, interpretations and other decisions with respect to the Plan or any Award shall be within the sole discretion of the Committee and shall be final, conclusive and binding upon all Persons, including Olin, any Affiliate, any Participants, any holder or beneficiary of any Award, any shareholder and any employee of Olin or of any Affiliate. The Committee's powers include the adoption of modifications, amendments, procedures, subplans and the like as are necessary to comply with provisions of the laws of other countries in which Olin or an Affiliate may operate in order to assure the viability of Awards granted under the Plan and to enable Participants employed in such other countries to receive benefits under the Plan and such laws, provided that no such action results in repricing of Options prohibited by Section 6(f)(ii).

  (c) Board Authority. If the Committee does not exist, or for any other reason determined by the Board, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee.

  (d) Delegation. Notwithstanding any provision of the Plan to the contrary, except to the extent prohibited by applicable law or the applicable rules of a stock exchange, the Committee may delegate to one or more officers or managers of Olin or any Affiliate, or a committee of such officers or managers, the authority, subject to such terms and limitations as the Committee shall determine, to grant Awards to, or to cancel, modify, waive rights or conditions with respect to, alter, discontinue, suspend, or terminate Awards held by, Employees who are not officers or directors of Olin for purposes of Section 16 of the Securities Exchange Act of 1934, as amended, provided that no such action shall result in repricing of Options prohibited by Section 6(f)(ii).

  Section 4. Shares Available for Awards.

  (a) Shares Available. Subject to adjustment as provided in Section 4(b) of the Plan:

    (i) The aggregate number of Shares available for granting Awards under the Plan shall be 2,250,000. If an Award is denominated in or relates to a security of Olin convertible into its Common Stock, the number of shares of Common Stock into which such security shall be convertible (calculated as of the date of grant of the Award, subject to adjustment as provided in Section 4(b) hereof or under the terms of such security) shall be deemed denominated in Shares and counted against the aggregate number of Shares available for the granting of Awards under the Plan.

    (ii) For purposes of this Section 4(a):

      (A) To the extent any Shares covered by an Award are not delivered to a Participant or beneficiary because the Award is forfeited or canceled, or the Shares are not delivered because the Award is settled in cash or used to satisfy the applicable tax withholding obligation, such Shares shall not be deemed to have been delivered for purposes of determining the maximum number of Shares available for delivery under the Plan; and

      (B) If the exercise price of any Option granted under the Plan is satisfied by tendering Shares (by either actual delivery or by attestation), only the number of Shares issued net of the Shares tendered shall be deemed delivered for purposes of determining the maximum number of Shares available for delivery under the Plan.

  (b) Adjustments. In the event of any change in the Shares by reason of stock dividends, stock splits, recapitalization, mergers, consolidations, combinations or exchanges of shares, split-ups, split-offs, spin-offs, liquidations or other similar changes in capitalization, or any distributions to shareholders other than cash dividends, (i) the numbers, class and prices of Shares covered by outstanding Awards under the Plan (provided that no such adjustment shall result in repricing of Options prohibited by Section 6(f)(ii) of the Plan), (ii) the aggregate number and class of Shares available under the Plan, and (iii) the numbers and class of Shares that may be the subject of Awards pursuant to Section 4(c), shall be adjusted by the Committee, whose determination shall be conclusive.

    (i) Without limiting the foregoing, in the event of any split-up, split-off, spin-off or other distribution to shareholders of shares representing a part of Olin's business, properties and assets, the Committee may modify an outstanding Award so that such Award shall thereafter relate to Shares of Olin and shares of capital stock of the corporation owning the business, properties and assets so split-up, split-off, spun-off or otherwise distributed to shareholders of Olin in the same ratio in which holders of the Shares became entitled to receive shares of capital stock of the corporation owning the business, properties and assets so split-up, split-off or spun-off or otherwise distributed, provided that no such action results in repricing of Options prohibited by Section 6(f)(ii).

    (ii) With respect to Awards of Incentive Stock Options, no such adjustment shall be authorized to the extent that such authority would cause the Plan to violate Section 422 of the Code or any successor provision thereto, unless the holder of such Award of Incentive Stock Options agrees to convert such options to Non-qualified Stock Options.

    (iii) Notwithstanding the foregoing, a Participant to whom Dividend Equivalents or dividend units have been awarded shall not be entitled to receive a special or extraordinary dividend or distribution unless the Committee shall have expressly authorized such receipt.

  (c) Additional Restrictions. Subject to adjustment as provided in Section 4(b), the following additional maximums are imposed under the Plan:

    (i) The maximum number of Shares that may be issued for Options intended to be Incentive Stock Options shall be 900,000 Shares.

    (ii) The maximum number of Shares that may be covered by Awards granted to any one individual shall be 300,000 Shares during any calendar year.

    (iii) No more than 100,000 Shares may be subject to Restricted Stock Awards, Restricted Stock Unit Awards and Performance Share Awards, and no more than 300,000 Shares may be subject to Options and Stock Appreciation Rights, granted to any one individual during any calendar-year period (regardless of when such Shares are deliverable) for any Award intended to be "performance-based compensation" (as that term is used for purposes of Code Section 162(m)).

    (iv) No more than 450,000 Shares may be subject to Restricted Stock Awards, Restricted Stock Unit Awards and Performance Share Awards.

  Section 5. Eligibility.

  Any Employee, including any officer or employee-director, of Olin or an Affiliate shall be eligible to be designated a Participant, subject to any restrictions imposed by applicable law. An Award may be granted to an Employee prior to the date the Employee first performs services for the Company or the Affiliate, provided that such Awards shall not become vested prior to the date the Employee first performs such services.

  Section 6. Awards.

  (a) Options. The Committee is authorized to grant Options to Participants with the following terms and conditions and with such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine:

    (i) Exercise Price. The per Share exercise price shall be determined by the Committee; provided, however, that such exercise price shall not be less than the Fair Market Value of a Share on the date of the Option grant; provided that, if a Non-qualified Option is granted in connection with the recipient's hiring, promotion or similar event, the exercise price may be not less than the Fair Market Value of the Shares on the date on which the recipient is hired or promoted (or the similar event occurs), if the Option grant occurs not more than 90 days after the date of such event.

    (ii) Option Term. The term of each Option shall be fixed by the Committee, provided that in no event shall the term of an Option be more than a period of ten years from the date of its grant.

    (iii) Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part, and the method or methods by which, and the form or forms in which payment of the exercise price with respect thereto may be made.

    (iv) Incentive Stock Options. The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code, or any successor provision thereto, and any regulations promulgated thereunder. Without limiting the preceding sentence, the aggregate Fair Market Value (determined at the time an option is granted) of Shares with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under the Plan and any other plan of the Participant's employer corporation and its parent and subsidiary corporations providing for Options) shall not exceed such dollar limitation as shall be applicable to Incentive Stock Options under Section 422 of the Code or a successor provision.

    (v) Termination of Employment. In the event the employment of a Participant to whom an Option has been granted under the Plan shall be terminated (other than by reason of the Participant's death or disability), such Option may, subject to the provisions of the next to last sentence of Section 6(a)(vi) be exercised (to the extent of the number of shares that the Participant was entitled to purchase under such Option at the termination of employment) at any time within three months after such termination (which three-month period may be extended by the Committee), but in no event shall such three-month period or any such extension permit the exercise of an Option after the expiration date of the Option. Options granted under the Plan shall not be affected by any change of duties or position so long as the Participant continues to be an Employee.

    (vi) Agreement to Service. Each Participant receiving an Option shall, by accepting the Option, agree that he or she will, during employment, devote his or her entire time, energy and skill to the service of Olin and the promotion of its interests, subject to vacations, sick leave and other absences in accordance with the regular policies of, or other reasons satisfactory to, Olin and its Affiliates. Such employment shall (subject to the terms of any contract between Olin or any such Affiliate and such Participant) be at the pleasure of Olin or such Affiliate, and shall be at such compensation as Olin or such Affiliate shall determine from time to time. Upon termination of such Participant's employment either (a) for cause, or (b) voluntarily on the part of the Participant and without the written consent of Olin, any Awards held by him or her under the Plan, to the extent not theretofore exercised or vested, shall forthwith terminate. Retirement pursuant to any retirement plan of Olin or of an Affiliate shall be deemed to be a termination of employment with Olin's consent.

    (vii) Death. If a Participant to whom an Option has been granted shall die while an Employee, such Option may be exercised by the Participant's executors, administrators, personal representatives or distributees or permitted transferees at any time within a period of one year after the Participant's death (which period may be extended by the Committee), regardless of whether or not such Option had vested at the time of death. If a Participant to whom an Option has been granted shall die after his or her employment has terminated but while the Option remains exercisable, the Option may be exercised by the persons described above at any time within the longer of (a) the period that the Participant could have exercised the Option had he or she not died, or (b) one year after the date of death (which period may be extended by the Committee), but only to the extent the Option was exercisable at the time of the Participant's death.

    (viii) Disability. If a Participant to whom an Option has been granted shall become totally and permanently disabled, as that term is defined in Section 22(e)(3) of the Code (or a successor provision), and the Participant's employment is terminated as a result, such option may be exercised by the Participant or permitted transferee within one year after the date of termination of employment, to the extent that the Option was exercisable at the time of termination of employment.

  (b) Stock Appreciation Rights. The Committee is authorized to grant Stock Appreciation Rights to Participants which may but need not relate to a specific Option granted under the Plan. Subject to the terms of the Plan and any applicable Award Agreement, each Stock Appreciation Right granted under the Plan shall confer on the holder thereof a right to receive, upon exercise thereof, up to the excess of (i) the Fair Market Value of one Share on the date of exercise over (ii) the exercise price of the right as specified by the Committee, which shall not be less than the Fair Market Value of one Share on the date of grant of the

     Stock Appreciation Right. Subject to the terms of the Plan and any applicable Award Agreement, the exercise price, term, methods of exercise, methods of payment or settlement and any other terms and conditions of any Stock Appreciation Right shall be as determined by the Committee, but in no event shall the term of a Stock Appreciation Right exceed a period of ten years from the date of its grant.

  (c) Other Stock Awards.

    (i) Issuance. The Committee is authorized to grant Awards of Restricted Stock, Restricted Stock Units and Performance Shares to
        Participants.

    (ii) Dividends and Dividend Equivalents. An Award (including without limitation an Option or Stock Appreciation Right) may provide the Participant with the right to receive dividend payments or dividend equivalent payments with respect to Shares subject to the Award (both before and after the Shares subject to the Award are earned, vested, or acquired), which payments may be either made currently or credited to an account for the Participant, and may be settled in cash or Shares as determined by the Committee. Any such settlements, and any such crediting of dividends or dividend equivalents or reinvestment in Shares, may be subject to such conditions, restrictions and contingencies as the Committee shall establish, including the reinvestment of such credited amounts in Share equivalents.

    (iii) Restrictions. Any such Award shall be subject to such conditions, restrictions and contingencies as the Committee may impose (including, without limitation, any limitation on the right to vote Restricted Stock or the right to receive any dividend or other right or property), which may lapse separately or in combination at such time or times, as the Committee may deem appropriate, provided that in order for a Participant to vest in Awards of Restricted Stock, the Participant must remain in the employ of Olin or an Affiliate for a period of not less than one
          (1) year after the grant of a performance-based Restricted Stock Award, and not less than three (3) years after the grant of a Restricted Stock Award that is not performance-based, in each case, subject to Section 9 hereof and subject to relief for specified reasons as may be approved by the Committee. Notwithstanding the foregoing, the Committee may grant Awards for Restricted Stock for an aggregate number of Shares not to exceed 45,000 which vest in less than one (1) year after the date of grant, including immediate vesting.

    (iv) Forfeiture. Except as otherwise determined by the Committee, upon termination of employment for any reason during the applicable restriction period, all Shares of Restricted Stock still subject to restriction shall be forfeited and reacquired by Olin.

    (v) Performance-Based Awards. The Committee may designate whether any such Awards being granted to a Participant is intended to be "performance-based compensation" as that term is used in Section 162(m) of the Code. Any Award so designated shall be conditioned on the achievement of one or more performance measures. Performance measures that may be used by the Committee for such purpose shall be based on one or more of the following: Pre-Tax Profit and/or Earnings Per Share, Cash Flow, Economic Value Added, ROE, Return on Capital or RONA. For Awards intended to be "performance-based compensation," the grant of the Awards and the establishment of the performance measures shall be made during the period required under Code Section 162(m).

  (d) Forms of Payment Under Awards. Subject to the terms of the Plan and of any applicable Award agreement, payments to be made by Olin or an Affiliate upon the grant, exercise, or payment of an Award may be made in such form or forms as the Committee shall determine, including, without limitation, cash, Shares, other securities, other Awards, or other property or any combination thereof, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case in accordance with rules and procedures established by the Committee. Notwithstanding the foregoing, the payment of the exercise price of an Option shall be subject to the following:

    (i) Subject to the following provisions of this subsection the full exercise price for Shares purchased upon the exercise of any Option shall be paid at the time of such exercise (except that, in the case of an exercise arrangement approved by the Committee and described below, payment may be made as soon as practicable after the exercise).

    (ii) The exercise price shall be payable in cash or by tendering, by either actual delivery of Shares or by attestation, Shares acceptable to the Committee, which Shares were either acquired at least six months before the exercise date or purchased on the open market, and valued at Fair Market Value as of the day of exercise, or in any combination thereof, as determined by the Committee.

    (iii) The Committee may permit a Participant to elect to pay the exercise price upon the exercise of an Option by irrevocably authorizing a third party to sell Shares (or a sufficient portion of the Shares) acquired upon exercise of an Option and remit to Olin a sufficient portion of the sale proceeds to pay the entire exercise price and any tax withholding resulting from such exercise.

  (e) Limits on Transfer of Awards. No Award (other than Released Securities) or right thereunder shall be assignable or transferable by a Participant, other than:

    (i) by will or the laws of descent and distribution (or, in the case of an Award of Restricted Securities, to Olin); or

    (ii) in the case of Awards other than Incentive Stock Options, to the extent permitted under the terms of the Award, by a gift or domestic relations order to any Family Member, to a trust in which the Participant and/or his or her Family Members hold more than 50% of the beneficial interest, to a foundation in which the Participant and/or Family Members control the management of assets, and any other entity in which the Participant and/or his or her Family Members own more than 50% of the voting interests.

    For purposes of this provision, a transfer to an entity in exchange for an interest in that entity shall constitute a gift.

  (f) General.

    (i) No Cash Consideration for Awards. Participants shall not be required to make any cash payment for the granting of an Award except for such minimum consideration as may be required by applicable law.

    (ii) Awards May Be Granted Separately or Together. Awards may be granted either alone or in addition to, in tandem with, or in substitution for any other Award or any award or benefit granted under any other plan or arrangement of Olin or any Affiliate, or as payment for or to assure payment of an award or benefit granted under any such other such plan or arrangement, provided that the purchase or exercise price under an Option or other Award encompassing the right to purchase Shares shall not be reduced by the cancellation of such Award and the substitution of another Award. Awards so granted may be granted either at the same time as or at a different time from the grant of such other Awards or awards or benefits.

    (iii) General Restrictions. Delivery of Shares or other amounts under the Plan shall be subject to the following:

      (A) Notwithstanding any other provision of the Plan, Olin shall have no liability to deliver any Shares under the Plan or make any other distribution of benefits under the Plan unless such delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act of 1933), and the applicable requirements of any securities exchange or similar entity.

      (B) To the extent that the Plan provides for issuance of stock certificates to reflect the issuance of Shares the issuance may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

    (iv) Agreement With Olin. An Award under the Plan shall be subject to such terms and conditions, not inconsistent with the Plan, as the Committee shall, in its sole discretion, prescribe. The terms and conditions of any Award to any Participant may be reflected in such form of written document as is determined by the Committee. A copy of such document shall be provided to the Participant, and the Committee may, but need not, require the Participant to sign a copy of such document, (an "Award Agreement" regardless of whether any Participant signature is required).

    (v) Beneficiary. A Participant may, in the manner established by the Committee, designate a beneficiary or beneficiaries with respect to any Award to exercise the rights of the Participant, and to receive any property distributable, upon the death of the Participant. Each Award, and each right under any Award, shall be exercisable, during the Participant's lifetime, only by the Participant or a permitted transferee, or, if permissible under applicable law by the Participant's guardian or legal representative.

    (vi) No Lien or Security Interest. No Award (other than Released Securities), and no right under any such Award, may be pledged, attached or otherwise encumbered other than in favor of Olin, and any purported pledge, attachment, or encumbrance thereof other than in favor of Olin shall be void and unenforceable against Olin or any Affiliate.

    (vii) No Rights to Awards. No Employee, Participant or other Person shall have any claim to be granted an Award, and there is no obligation for uniformity of treatment of Employees, Participants or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to each recipient. The prospective recipient of any Award under the Plan shall not, with respect to such Award, be deemed to have become a Participant, or to have any rights with respect to such Award, until and unless such recipient shall have executed an agreement or other instrument accepting the Award required by the Committee and delivered a fully executed copy thereof to Olin, and otherwise complied with the then applicable terms and conditions.

    (viii) Withholding. All distributions under the Plan are subject to withholding of all applicable taxes, and, except as otherwise provided by the Committee, the delivery of any Shares or other benefits under the Plan to a Participant are conditioned on satisfaction of the applicable withholding requirements. The Committee, in its discretion, and subject to such requirements as the Committee may impose prior to the occurrence of such withholding, may permit such withholding obligations to be satisfied through cash payment by the Participant, through the surrender of Shares which the Participant already owns, or through the surrender of Shares to which the Participant is otherwise entitled under the Plan.

    (ix) Other Compensation Arrangements. Nothing contained in the Plan shall prevent Olin or any Affiliate from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

    (x) No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of Olin or any Affiliate. Nothing in the Plan or any Award Agreement shall limit the right of Olin or an Affiliate at any time to dismiss a Participant from employment, free from any liability or any claim under the Plan or the Award Agreement.

    (xi) Governing Law. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Connecticut, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan or any award Agreement to the substantive law of another jurisdiction.

    (xii) Severability. If any provision of the Plan or any Award is determined to be invalid, illegal or unenforceable, or as to any Person or Award, or would disqualify the Plan or any Award, such provision shall be construed or deemed amended to conform to applicable laws, or, if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such Person or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

    (xiii) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between Olin or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from Olin or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of Olin or any Affiliate.

    (xiv) No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities or other property shall be paid or transferred in lieu of any fractional Shares, or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

    (xv) Share Certificates. All certificates for Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares or other securities are then listed, and any applicable Federal or state securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

    (xvi) Conflict with Plan. In the event of any inconsistency or conflict between the terms of the Plan and an Award Agreement, the terms of the Plan shall govern.

  Section 7. Amendment and Termination.

  (a) Amendments to the Plan. The Board or the Committee may amend, suspend, discontinue or terminate the Plan, including, without limitation, any amendment, suspension, discontinuation or termination that would impair the rights of any Participant, or any other holder or beneficiary of any Award theretofore granted, without the consent of any shareholder, Participant, other holder or beneficiary of an Award, or other Person; provided, however, that, notwithstanding any other provision of the Plan or any Award Agreement, without the approval of the shareholders of Olin, no such amendment, suspension, discontinuation or termination shall be made that would:

    (i) increase the total number of Shares available for Awards under the Plan or the total number of Shares subject to one or more categories of Awards pursuant to Section 4(c), in either case except as provided in Section 4(b);

    (ii) reduce the minimum Option exercise price, except as provided in
         Section 4(b); or

    (iii) permit repricing of Options prohibited by Section 6(f)(ii); and

  provided further that no amendment, suspension, discontinuation or termination (i) that would impair the rights of such Participant, holder or beneficiary shall be made with respect to Section 9 of the Plan after a Change in Control, as defined therein and (ii) may increase the amount of payment of any Award to any Participant.

  (b) Amendments to Awards. The Committee may waive any conditions or rights with respect to, or amend, alter, suspend, discontinue, or terminate, any unexercised Award theretofore granted, prospectively or retroactively, without the consent of any relevant Participant or holder or beneficiary of an Award, provided that no amendment, alteration, suspension, discontinuation or termination of an Award that would impair the rights of such Participant, holder or beneficiary shall be made after a Change in Control, as defined in Section 9; provided further that the Committee may not increase the payment of any Award granted any Participant.

  (c) Adjustments of Awards Upon Certain Acquisitions. In the event Olin or any Affiliate shall assume outstanding employee awards or the right or obligation to make future such awards in connection with the acquisition of another business or another Person, the Committee may make such adjustments, not inconsistent with the terms of the Plan, in the terms of Awards as it shall deem appropriate.

  (d) Adjustments of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee may make adjustments in the terms and conditions of Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4(b) hereof) affecting Olin, any Affiliate, or the financial statements of Olin or any Affiliate, or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that statements of Olin or any Affiliate, or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits to be made available under the Plan.

  Section 8. Additional Conditions to Enjoyment of Awards.

  (a) The Committee may cancel any unexpired, unpaid or deferred Awards if at any time the Participant is not in compliance with all applicable provisions of the Award Agreement, the Plan and the following conditions:

    (i) A Participant shall not render services for any Person or engage, directly or indirectly, in any business which, in the judgment of the Committee is or becomes competitive with Olin or any Affiliate, or which is or becomes otherwise prejudicial to or in conflict with the interests of Olin or any Affiliate. Such judgment shall be based on the Participant's positions and responsibilities while employed by Olin or an Affiliate, the Participant's post employment responsibilities and position with the other Person or business, the extent of past, current and potential competition or conflict between Olin or an Affiliate and the other Person or business, the effect on customers, suppliers and competitors of the Participant's assuming the post employment position, the guidelines established in the then current edition of Olin's Standards of Ethical Business Practices, and such other considerations as are deemed relevant given the applicable facts and circumstances. The Participant shall be free, however, to purchase as an investment or otherwise, stock or other securities of such Person or business so long as they are listed upon a recognized securities exchange or traded over the counter, and such investment does not represent a substantial investment to the Participant or a greater than 1% equity interest in the organization or business.

    (ii) Participant shall not, without prior written authorization from Olin, disclose to anyone outside Olin, or use in other than Olin's business, any secret or confidential information, knowledge or data, relating to the business of Olin or an Affiliate in violation of his or her agreement with Olin or the Affiliate.

    (iii) A Participant, pursuant to his or her agreement with Olin or an Affiliate, shall disclose promptly and assign to Olin or the Affiliate all right, title and interest in any invention or idea, patentable or not, made or conceived by the Participant during employment by Olin or the Affiliate, relating in any manner to the actual or anticipated business, research or development work of Olin or the Affiliate and shall do anything reasonably necessary to enable Olin or the Affiliate to secure a patent where appropriate in the United States and in foreign countries.

  (b) Notwithstanding any other provision of the Plan, the Committee in its sole discretion may cancel any Award at any time prior to the exercise thereof, if the employment of the Participant shall be terminated, other than by reason of death, unless the conditions in this Section 8 are met.

  (c) Failure to comply with the conditions of this Section 8 prior to, or during the six months after, any exercise, payment or delivery pursuant to an Award shall cause the exercise, payment or delivery to be rescinded. Olin shall notify the Participant in writing of any such rescission within two years after such exercise payment or delivery and within 10 days after receiving such notice, the Participant shall pay to Olin the amount of any gain realized or payment received as a result of the exercise, payment or delivery rescinded. Such payment shall be made either in cash or by returning to Olin the number of Shares that the Participant received in connection with the rescinded exercise, payment or delivery.

  (d) Upon exercise, payment or delivery pursuant to an Award, the Committee may require the Participant to acknowledge the terms and conditions of the Plan and to certify on a form acceptable to the Committee, that he or she is in compliance with the terms and conditions of the Plan.

  (e) Nothing herein shall be interpreted to limit the obligations of a Participant under his or her employee agreement or any other agreement with Olin.

  Section 9. Change in Control.

  (a) Except as the Board or the Committee may expressly provide otherwise prior to a Change in Control of Olin (as defined below) in the event of a Change in Control of Olin:

    (i) all Options and Stock Appreciation Rights then outstanding shall become immediately and fully exercisable, notwithstanding any provision therein for the exercise in installments;

    (ii) all restrictions and conditions of all Restricted Stock and Restricted Stock Units then outstanding shall be deemed satisfied as of the date of the Change in Control; and

    (iii) all Performance Share Awards shall become vested, deemed earned in full and promptly paid to the Participants, cash units in cash and phantom stock units in the Shares represented thereby or such other securities, property or cash as may be deliverable in respect of Shares as a result of a Change in Control, without regard to payment schedules and notwithstanding that the applicable performance cycle or retention cycle shall not have been completed.

  (b) A Change in Control of Olin means:

    (i) Olin ceases to be, directly or indirectly, owned by at least 1,000 stockholders;

    (ii) A person, partnership, joint venture, corporation or other entity, or two or more of any of the foregoing acting as a "person" within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Act"), other than Olin, a majority-owned subsidiary of Olin or an employee benefit plan (or the plan's related trust) of Olin or such subsidiary, become(s) the "beneficial owner" (as defined in Rule 13d-3 under such Act) of 20% or more of the then outstanding voting stock of Olin;

    (iii) During any period of two consecutive years, individuals who at the beginning of such period constitute Olin's Board of Directors (together with any new Director whose election by Olin's Board of Directors or whose nomination for election by Olin's stockholders was approved by a vote of at least two-thirds of the Directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the directors then in office;

    (iv) All or substantially all of the business of Olin is disposed of pursuant to a merger, consolidation or other transaction in which Olin is not the surviving corporation or Olin combines with another company and is the surviving corporation (unless the shareholders of Olin immediately following such merger, consolidation, combination, or other transaction beneficially own, directly or indirectly, more than 50% of the aggregate voting stock or other ownership interests of (x) the entity or entities, if any, that succeed to the business of Olin or (y) the combined company) or

    (v) Approval by Olin's shareholders of (i) a sale of all or substantially all the assets of Olin or (ii) a liquidation or dissolution of Olin.

  (c) In the event that a Participant participates or agrees to participate by loan or equity investment (other than through ownership of less than 1% of publicly traded securities of another company) in a transaction ("acquisition") which would result in an event described in Section 9(b)(i) or (ii), the Participant must promptly disclose such participation or agreement to Olin. If the Participant so participates or agrees to participate, no benefits or payments due under the Plan or by virtue of the Change in Control provisions contained in any compensation or benefit plan of Olin will be paid to the Participant until the acquiring group in which the Participant participates or agrees to participate has completed the acquisition. In the event the Participant so participates or agrees to participate and fails to disclose his participation or agreement, the Participant will not be entitled to any benefits or payments under the Plan or by virtue of Change in Control provisions in any Olin compensation or benefit plan, notwithstanding any of the terms hereof or thereof.

  (d) Anything in the Plan to the contrary notwithstanding, in the event that it shall be determined that any benefit, payment or distribution by Olin to or for the benefit of the Participant (whether paid or payable or distributed or distributable) pursuant to the terms of the Plan but determined without regard to any additional payments required under this Section 9(d), would be subject to the excise tax imposed by
      Section 4999 of the Internal Revenue Code of 1986, as amended, the Participant shall be entitled to receive an additional payment (the "Gross-Up Payment") in an amount equal to (i) the amount of the excise tax imposed on the Participant in respect of the benefits or payments received pursuant to the Plan (the "Excise Tax") plus

     (ii) all federal, state and local income, employment and excise taxes (including any interest or penalties imposed with respect to such taxes) imposed on the Participant in respect of the Gross-Up Payment, such that after payments of all such taxes (including any applicable interest or penalties) on the Gross-Up Payment, the Participant retains a portion of the Gross-Up Payment equal to the Excise Tax, provided that, if the Participant receives a Gross-Up Payment with respect to benefits or payments received under the Plan pursuant to another benefit or compensation plan or agreement, the Gross-Up Payment under this Section 9(d) shall be reduced by the amount of such other Gross-Up Payments paid in respect to the Excise Tax due as the result of the benefits or payments received under the Plan.

  Section 10. Effective Date and Term.

  Subject to the approval of Olin's shareholders at the 2000 annual shareholders meeting the Plan shall be effective as of January 27, 2000 (the "Effective Date"); provided, however, that to the extent that Awards are granted under the Plan prior to its approval by shareholders, the Awards shall be contingent on approval of the Plan by the shareholders of Olin at such annual meeting. The Plan shall be unlimited in duration and, in the event of Plan termination, shall remain in effect as long as any Awards under it are outstanding; provided; however, that, to the extent required by the Code, no Incentive Stock Option may be granted under the Plan on a date that is more than ten years from the date the Plan is adopted.

            [RECYLING LOGO]   PRINTED ON RECYCLED PAPER

                             OLIN CORPORATION                              PROXY

                        501 Merritt 7, Norwalk, CT 06856

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     WILLIAM W. HIGGINS, DONALD W. GRIFFIN, and G. JACKSON RATCLIFFE, JR., or any of them, with full power of substitution, are hereby appointed proxies to vote all Common Stock of the undersigned in Olin Corporation which the undersigned would be entitled to vote on all matters which may come before the Annual Meeting of Shareholders to be held at Stamford, Connecticut, on April 27, 2000, at 10:30 a.m. and at any adjournment.

     This Proxy will be voted as directed by the shareholder on the items listed on the reverse side. If no contrary direction is specified, this Proxy will be voted FOR Items 1, 2, 3 and 4. Should any nominee be unable to serve, this Proxy may be voted for a substitute selected by the Board of Directors.

     This card also provides confidential voting instructions for shares held in the Olin Corporation Contributing Employee Ownership Plan ("CEOP"). If you are a participant and have shares of Olin Common Stock allocated to your account in the CEOP, please read the following instruction regarding voting of those shares.

     Trustee's Authorization: As a named fiduciary, you may direct State Street Bank & Trust Company, as Trustee of the CEOP, how to vote the shares of Olin Common Stock allocated to your CEOP account by completing and returning this Voting Instruction Form. The Trustee will vote all shares for which no instructions are received in the same proportion as shares for which it has received instructions. State Street Bank and Trust Company will vote the shares represented by this Voting Instruction Form if it is properly completed, signed and received by ChaseMellon Shareholder Services before 5:00 p.m. EDT on April 24, 2000.

Comments/Address Change: Please mark box on reverse side

PLEASE COMPLETE AND SIGN THIS PROXY ON THE REVERSE SIDE, WHERE IT IS CONTINUED,
                    THEN RETURN IT IN THE ENCLOSED ENVELOPE.
--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

--------------------------------------------------------------------------------
                    Directions to the Westin Stamford Hotel
                  One First Stamford Place, Stamford CT. 06902
--------------------------------------------------------------------------------

FROM NORTHERN CONNECTICUT ON NEW ENGLAND THRUWAY:

Follow I-95 S. to Stamford Exit 6 (West Avenue). At the end of the ramp, turn Lt. at the light. Go under the I-95 overpass. Go to the next light and turn Lt. onto the entrance ramp of I-95 N. Go to the next exit which is Exit 7 (Greenwich Ave.). At the end of the ramp turn Rt. and then make another quick Rt. turn into First Stamford Place. Hotel is at the end of the road.

FROM NORTHERN OR SOUTHERN CONNECTICUT ON THE MERRITT PKWY:

Follow Merritt Pkwy to Exit 34 (Long Ridge Road, Rte. 104). At the end of the exit ramp take Rte. 104 S. for 2 miles. At a very large merging intersection turn Rt. onto Rte. 137 (Cold Spring Road). Bear Rt. onto Washington Blvd. Continue on Rte. 137 straight to Tresser Blvd. intersection. Turn Rt. onto Tresser Blvd. (Rte. 1). Then take second Lt. onto Greenwich Ave. Go straight, under I-95 overpass. Turn Rt. at second set of lights into First Stamford Place. Hotel is at the end of the road.

FROM MANHATTAN, SOUTHERN CONNECTICUT AND WESTCHESTER:

Follow New England Thruway (I-95) N. to Exit 7 (Greenwich Ave.). At end of ramp turn Rt., then make a sharp Rt. into First Stamford Place. Hotel is at the end of road. Traveling time from Manhattan: 45 min. (approximately).

Please mark your votes as indicated in this example  [x]

The Board of Directors recommends                 FOR ALL        WITHHOLD
a vote FOR Items 1, 2, 3 and 4.                 (except as       FOR ALL
                                                noted below)
Item 1-ELECTION OF DIRECTORS
Nominees:                                           [ ]            [ ]
Mitchell E. Daniels, Jr.
William W. Higgins
Stephen F. Page

WITHHOLD FOR: (Write that nominee's name in the space provided below):

_________________________________________________


Item 2-RE-APPROVAL OF OLIN SENIOR MANAGEMENT       FOR     AGAINST    ABSTAIN
INCENTIVE COMPENSATION PLAN, AS AMENDED            [ ]       [ ]        [ ]

Item 3-APPROVAL OF THE OLIN CORPORATION 2000 LONG  FOR     AGAINST    ABSTAIN
TERM INCENTIVE PLAN                                [ ]       [ ]        [ ]

Item 4-RATIFICATION OF APPOINTMENT OF INDEPENDENT  FOR     AGAINST    ABSTAIN
AUDITORS                                           [ ]       [ ]        [ ]


WILL ATTEND MEETING                                YES      NO
                                                   [ ]      [ ]

COMMENTS/ADDRESS CHANGE                            YES      NO
(use space on reverse side)                        [ ]      [ ]

Signature(s) ______________________________________________     Date __________
NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.
--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

                                OLIN CORPORATION

                   501 Merritt 7, Norwalk, Connecticut 06856






Dear Shareholder:

You are invited to attend our 2000 Annual Meeting of Shareholders at 10:30 a.m. Eastern Daylight time on Thursday, April 27th at the Westin Stamford Hotel, One First Stamford Place, Stamford, CT 06902.

This is your admission card. If you plan to attend, please mark the box on your proxy. Be sure to bring the card with you to the Meeting. On the back are directions showing how to reach the Westin Stamford Hotel by automobile.

                                             Sincerely,

                                             Johnnie M. Jackson, Jr.
                                             Secretary